                                                                     EXHIBIT 4.2




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                                FRESH FOODS, INC.

                                     Issuer




                                  $125,000,000


                          10 3/4% Senior Notes Due 2006


                                    INDENTURE

                            Dated as of June 9, 1998

                       STATE STREET BANK AND TRUST COMPANY

                                     Trustee

================================================================================

                              CROSS-REFERENCE TABLE

    TIA Section                                                            Indenture Section
    -----------                                                            -----------------

     310(a)(1)                                                                  7.10
     (a)(2)                                                                     7.10
     (a)(3)                                                                     N.A.
     (a)(4)                                                                     N.A.
     (b)                                                                        7.08; 7.10
     (c)                                                                        N.A.
     311(a)                                                                     7.11
     (b)                                                                        7.11
     (c)                                                                        N.A.
     312(a)                                                                     2.05
     (b)                                                                        13.03
     (c)                                                                        13.03
     313(a)                                                                     7.06
     (b)(1)                                                                     N.A.
     (b)(2)                                                                     7.06
     (c)                                                                        13.02
     (d)                                                                        7.06
     314(a)                                                                     4.02; 4.11; 13.02
     (b)                                                                        N.A.
     (c)(1)                                                                     13.04
     (c)(2)                                                                     13.04
     (c)(3)                                                                     N.A.
     (d)                                                                        N.A.
     (e)                                                                        13.05
     (f)                                                                        4.11
     315(a)                                                                     7.01
     (b)                                                                        7.05; 13.02
     (c)                                                                        7.01
     (d)                                                                        7.01
     (e)                                                                        6.11
     316(a)(last sentence)                                                      13.06
     (a)(1)(A)                                                                  6.05
     (a)(1)(B)                                                                  6.04
     (a)(2)                                                                     N.A.
     (b)                                                                        6.07
     317(a)(1)                                                                  6.08
     (a)(2)                                                                     6.09
     (b)                                                                        2.04
     318(a)                                                                     13.01

     N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE............................................................. 1
         SECTION 1.01.  Definitions............................................................................... 1
         SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.........................................20
         SECTION 1.03.  Rules of Construction.....................................................................20
ARTICLE 2  THE NOTES..............................................................................................21
         SECTION 2.01.  Form and Dating...........................................................................21
         SECTION 2.02.  Execution and Authentication..............................................................24
         SECTION 2.03.  Registrar and Paying Agent................................................................25
         SECTION 2.04.  Paying Agent To Hold Money in Trust.......................................................26
         SECTION 2.05.  Global Notes..............................................................................26
         SECTION 2.06.  Transfer and Exchange.....................................................................27
         SECTION 2.07.  Replacement Notes.........................................................................33
         SECTION 2.08.  Outstanding Notes.........................................................................33
         SECTION 2.09.  Temporary Notes...........................................................................34
         SECTION 2.10.  Cancellation..............................................................................34
         SECTION 2.11.  Payment of Interest, Interest Rights Preserved............................................34
         SECTION 2.12.  CUSIP Numbers.............................................................................35
         SECTION 2.13.  Transfers, etc............................................................................35
ARTICLE 3  REDEMPTION.............................................................................................35
         SECTION 3.01.  Notices to Trustee........................................................................35
         SECTION 3.02.  Selection of Notes To Be Redeemed.........................................................36
         SECTION 3.03.  Notice of Redemption......................................................................36
         SECTION 3.04.  Effect of Notice of Redemption............................................................37
         SECTION 3.05.  Deposit of Redemption Price...............................................................37
         SECTION 3.06.  Notes Redeemed in Part....................................................................37
ARTICLE 4  COVENANTS..............................................................................................37
         SECTION 4.01.  Payment of Notes..........................................................................37
         SECTION 4.02.   Maintenance of Office or Agency..........................................................38
         SECTION 4.03.  Money for the Note to be Held in Trust....................................................39
         SECTION 4.04.  Corporate Existence.......................................................................39
         SECTION 4.05.  Maintenance of Property...................................................................39
         SECTION 4.06.  Payment of Taxes and Other Claims.........................................................39
         SECTION 4.07.  SEC Reports...............................................................................40
         SECTION 4.08.  Limitation on Indebtedness................................................................40
         SECTION 4.09.  Limitation on Restricted Payments.........................................................40
         SECTION 4.10.  Limitation on Restrictions on Distributions from Restricted
         Subsidiaries.............................................................................................42
         SECTION 4.11.  Limitation on Sales of Assets and Subsidiary Stock........................................43
         SECTION 4.12.  Limitation on Affiliate Transactions......................................................46
         SECTION 4.13.  Limitation on the Sale or Issuance of Capital Stock of Restricted
         Subsidiaries.............................................................................................47
         SECTION 4.14.  Change of Control.........................................................................47



         SECTION 4.15.  Limitation on Liens.......................................................................50
         SECTION 4.16.  Compliance Certificate....................................................................51
         SECTION 4.17.  Waiver of Stay, Extension or Usury Laws...................................................51
         SECTION 4.18.  Investment Company Act....................................................................51
         SECTION 4.19.  Further Instruments and Acts..............................................................51
ARTICLE 5  SUCCESSOR COMPANY......................................................................................51
         SECTION 5.01.  When Company May Merge or Transfer Assets.................................................51
ARTICLE 6  DEFAULTS AND REMEDIES..................................................................................52
         SECTION 6.01.  Events of Default.........................................................................52
         SECTION 6.02.  Acceleration..............................................................................54
         SECTION 6.03.  Other Remedies............................................................................55
         SECTION 6.04.  Waiver of Past Defaults...................................................................55
         SECTION 6.05.  Control by Majority.......................................................................55
         SECTION 6.06.  Limitation on Suits.......................................................................55
         SECTION 6.07.  Rights of Holders To Receive Payment......................................................56
         SECTION 6.08.  Collection Suit by Trustee................................................................56
         SECTION 6.09.  Trustee May File Proofs of Claim..........................................................56
         SECTION 6.10.  Priorities................................................................................57
         SECTION 6.11.  Undertaking for Costs.....................................................................57
         SECTION 6.12.  Waiver of Stay or Extension Laws..........................................................57
ARTICLE 7  TRUSTEE................................................................................................57
         SECTION 7.01.  Duties of Trustee.........................................................................57
         SECTION 7.02.  Rights of Trustee.........................................................................58
         SECTION 7.03.  Individual Rights of Trustee..............................................................59
         SECTION 7.04.  Trustee's Disclaimer......................................................................59
         SECTION 7.05.  Notice of Defaults........................................................................59
         SECTION 7.06.  Reports by Trustee to Holders.............................................................60
         SECTION 7.07.  Compensation and Indemnity................................................................60
         SECTION 7.08.  Replacement of Trustee....................................................................61
         SECTION 7.09.  Successor Trustee by Merger...............................................................61
         SECTION 7.10.  Eligibility; Disqualification.............................................................62
         SECTION 7.11.  Preferential Collection of Claims Against Company.........................................62
         SECTION 7.12.  Trustee's Application for Instructions from the Company...................................62
ARTICLE 8  DISCHARGE OF INDENTURE; DEFEASANCE.....................................................................62
         SECTION 8.01.  Discharge of Liability on Notes; Defeasance...............................................62
         SECTION 8.02.  Conditions to Defeasance..................................................................64
         SECTION 8.03.  Application of Trust Money................................................................65
         SECTION 8.04.  Repayment to Company......................................................................65


         SECTION 8.05.  Indemnity for Government Obligation.......................................................65
         SECTION 8.06.  Reinstatement.............................................................................65
ARTICLE 9  AMENDMENTS.............................................................................................66
         SECTION 9.01.  Without Consent of Holders................................................................66
         SECTION 9.02.  With Consent of Holders...................................................................66
         SECTION 9.03.  Compliance with Trust Indenture Act.......................................................67
         SECTION 9.04.  Revocation and Effect of Consents and Waivers.............................................67
         SECTION 9.05.  Notation on or Exchange of Notes..........................................................67
         SECTION 9.06.  Trustee To Sign Amendments................................................................68
         SECTION 9.07.  Payment for Consent.......................................................................68
ARTICLE 10  GUARANTEES; RELEASE OF GUARANTEES; ADDITIONAL ........................................................68
GUARANTEES........................................................................................................68
         SECTION 10.01.  Guarantees...............................................................................68
         SECTION 10.02.  Successors and Assign....................................................................70
         SECTION 10.03.  No Waiver................................................................................70
         SECTION 10.04.  Modification.............................................................................70
         SECTION 10.05.  Limitation of Guarantor's Liability......................................................70
         SECTION 10.06.  Release of Guarantees....................................................................70
         SECTION 10.07.  Additional Guarantees....................................................................71
ARTICLE 11  MISCELLANEOUS.........................................................................................71
         SECTION 11.01.  Trust Indenture Act Controls.............................................................71
         SECTION 11.02.  Notices..................................................................................71
         SECTION 11.03.  Communication by Holders with Other Holders..............................................72
         SECTION 11.04.  Certificate and Opinion as to Conditions Precedent.......................................72
         SECTION 11.05.  Statements Required in Certificate or Opinion............................................72
         SECTION 11.06.  When Notes Disregarded...................................................................72
         SECTION 11.07.  Rules by Trustee, Paying Agent and Registrar.............................................73
         SECTION 11.08.  Legal Holidays...........................................................................73
         SECTION 11.09.  Governing Law............................................................................73
         SECTION 11.10.  No Recourse Against Others...............................................................73
         SECTION 11.11.  Successors...............................................................................73
         SECTION 11.12.  Multiple Originals.......................................................................74
         SECTION 11.13.  Table of Contents, Headings..............................................................74
         SECTION 11.14.  Severability.............................................................................74
         SECTION 11.15.  Further Instruments and Acts.............................................................74

         INDENTURE dated as of June 9, 1998, among FRESH FOODS, INC., a Delaware corporation (the "Company"), each subsidiary of the Company listed on Schedule A (the "Guarantors") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Trustee").

                                    RECITALS

         The Company has duly authorized the creation and issue of its ___% Senior Notes Due 2006 (the "Initial Notes") of substantially the tenor and amount hereinafter set forth and, to provide therefor and for, if and when issued in exchange for the Initial Notes pursuant to this Indenture and the Registration Rights Agreement, the Company's ___% Senior Notes Due 2006 (the "Exchange Notes" and together with the Initial Notes, the "Notes"), the Company has duly authorized the execution and delivery of this Indenture.

         Each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide a Guarantee of the Notes and of certain of the obligations of the Company hereunder.

         All things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid instrument of the Company and each of the Guarantors, in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that for and in consideration of the premises and the purchase of the Initial Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows;

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Acquired Indebtedness" means, with respect to any Person, (i) any Indebtedness or Disqualified Stock of any other Person existing at the time such Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, and in either case for purposes of this Indenture shall be deemed to be Incurred by such specified Person at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person or at the time such asset is acquired by such specified Person, as the case may be.

         "Additional Guarantee" has the meaning assigned to it in Section 11.07.

         "Additional Guarantor" has the meaning assigned to it in Section 11.07.

         "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, including without limitation, any director or executive officer of such specified Person. For the purposes of this definition, "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with") when used with respect to any Person, means (i) the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise or (ii) the beneficial ownership of 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of such Person.

         "Affiliate Transaction" has the meaning assigned to it in Section 4.12.

         "Agent Members" has the meaning assigned to it in Section 2.05(a).

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall be merged with or into the Company or any Restricted Subsidiary, or (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitutes all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale and leaseback transaction) by the Company or by any of its Restricted Subsidiaries to any Person other than the Company or any of its Wholly-Owned Restricted Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or of any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Company or of any of its Subsidiaries; excluding (a) any disposition of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company or any of its Subsidiaries or the lease or sublease of any real or personal property in the ordinary course of business, (b) dispositions of stock or assets the aggregate value of which does not exceed $1,000,000 less the aggregate value of all other dispositions of stock or assets made subsequent to the Issue Date pursuant to this clause (b), (c) exchanges of properties or assets for other properties or assets, excluding cash or Cash Equivalents but including the Capital Stock of a Person if, as a result of such exchange, such Person becomes a Restricted Subsidiary; provided, that the property or assets so acquired, or the property or assets of the Person the Capital Stock of which is so acquired (1) are used in a Related Business and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a resolution of the Company's Board of Directors) and
(d) for purposes of Section 4.11 only, a disposition made in accordance with
Section 4.09.

         "Asset Sale Offer" has the meaning assigned to it in Section 4.11.

         "Asset Sale Offer Amount" has the meaning assigned to it in Section
4.11.

         "Asset Sale Offer Period" has the meaning assigned to it in Section
4.11.

         "Asset Sale Purchase Date" has the meaning assigned to it in Section 4.11.

         "Bank Facility" means the Credit Agreement dated as of June 9, 1998 among the Company and the Subsidiaries listed therein, the lenders party thereto and First Union Commercial Corporation as administrative agent thereunder, pursuant to which the Company may borrow up to $75,000,000 in the aggregate at any one time outstanding, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Company as additional borrowers thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

         "Bankruptcy Law" means Title 11, United States Code, or any other applicable federal, state, or foreign bankruptcy, insolvency or similar law as nor or hereafter constituted.

         "Blockage Notice" has the meaning assigned to it in Section 10.03.

         "Board of Directors" means, as the context requires, the Board of Directors of the Company or the applicable Restricted Subsidiary, as the case may be, or any committee thereof duly authorized to act on behalf of such Board. In the case of a limited liability company, the comparable governing body shall be members of such limited liability company or such other body as may be duly authorized by such members generally to manage the business and affairs of the limited liability company.

         "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or Assistant Secretary of the Company or a Restricted Subsidiary, as the case may be.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of Charlotte, North Carolina or New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

         "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be capitalized and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier I capital (as defined in such regulations) of not less than $100,000,000; (v) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

         "Certificated Notes" means Notes in certificated form.

         "Change of Control" has the meaning assigned to it in Section 4.14.

         "Change of Control Offer" has the meaning assigned to it in Section
4.14.

         "Change of Control Payment Date" has the meaning assigned to it in
Section 4.14.

         "Change of Control Purchase Price" has the meaning assigned to it in
Section 4.14.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Company Order" means a written order signed in the name of the Company by (i) the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer or any Vice

President of the Company and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of Consolidated EBITDA of the Company during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of the Company for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis, in accordance with Article 11 of Regulation S-X under the Securities Act, for the period of such calculation to (a) the Incurrence or repayment of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (b) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition occurred on the first day of the Four Quarter Period. If the Company or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary, as the case may be, had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Coverage Ratio," (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (h) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (iii) notwithstanding clause
(i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Agreements shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

         "Consolidated EBITDA" means, with respect to the Company, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of the Company and its Restricted

Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense and (C) Consolidated Non-Cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Fixed Charges" means, with respect to the Company for any period, the sum, without duplication, of (a) Consolidated Interest Expense (including any premium or penalty paid in connection with redeeming or retiring Indebtedness of the Company and its Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness), plus
(b) the product of (i) the amount of all dividend payments on any series of Preferred Stock of the Company (other than dividends paid in Capital Stock that is not Disqualified Stock) paid, accrued or scheduled to be paid or accrued during such period times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then-current effective consolidated federal, state and local income tax rate of the Company, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to the Company for any period, the sum of, without duplication: (i) the aggregate of all cash and non-cash interest expense (minus amortization or write-off of deferred financing costs included in cash or non-cash interest expense) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net costs under Interest Rate Protection Agreements, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonment or reserves relating thereto, (b) items classified as extraordinary, nonrecurring or unusual gains, losses or charges, and the related tax effects, each determined in accordance with GAAP, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (d) the net income (but not loss) of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or to a Wholly-Owned Restricted Subsidiary of the Company by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time after February 27, 1998, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), and (h) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus
(iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

         "Consolidated Non-Cash Charges" means with respect to the Company, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and its Restricted Subsidiaries reducing Consolidated Net Income of the Company for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

         "Corporate National Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date of execution of this Indenture, Two International Place, 4th Floor, Boston, MA 02110, Attention:
Corporate Trust Administration (Fresh Foods, Inc. 10 3/4% Senior Notes due
2006), ; provided, that for purposes of Section 4.02 hereof, "Corporate National Trust Office" shall mean the office State Street Bank and Trust Company, N.A., an Affiliate of the Trustee located at 61 Broadway, New York, NY 10006 (Fresh Foods, Inc. 10 3/4% Senior Notes due 2006).

         "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" has the meaning set forth in Section 2.11 hereof.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an Asset Sale or Change of Control occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions described under Section
4.11 and Section 4.14.

         "Event of Default" has the meaning assigned to it in Section 6.01.

         "Excess Proceeds" has the meaning assigned to it in Section 4.11.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Certificated Notes" has the meaning assigned to it in Section 2.01.

         "Exchange Global Note" has the meaning assigned to it in Section 2.01.

         "Exchange Note" has the meaning assigned to it in the recital hereto.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth
(i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) in statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) in the published rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to
Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

         "Global Notes" means the Initial Global Note and the Exchange Global Note.

         "Guarantee" means the Guarantee of the Notes by each Guarantor under
Article 10 hereof.

         "Guarantor" means each Subsidiary of the Company listed on Schedule A and each Additional Guarantor.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

         "Indebtedness" means, with respect to any Person on any date of determination, (i) all indebtedness, obligations and liabilities of such Person for borrowed money, (ii) all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all indebtedness, obligations and liabilities of such Person Capitalized Lease Obligations, (iv) all indebtedness, obligations and liabilities of such Person notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (v) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations Incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of Incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (vi) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person except that "Indebtedness" shall not include trade payables and accrued liabilities Incurred in the ordinary course of business for the purchase of goods or services which are not secured by a Lien other than a Lien permitted pursuant to clause (viii) of the definition of Permitted Liens and obligations under Interest Rate Protection Agreements, (vii) guarantee obligations of such Person in respect of Indebtedness of other Persons and (viii) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Certificated Notes" has the meaning assigned to it in Section 2.06(b)(ii)(A).

         "Initial Global Note" has the meaning assigned to it in Section 2.01.

         "Initial Notes" has the meaning assigned to it in the recital hereto.

         "Initial Purchasers" means First Union Capital Markets, a division of Wheat First Securities, Inc. and BancAmerica Robertson Stephens, Inc.

         "Insolvency or Liquidation Proceeding" means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company.

         "Institutional Accredited Investors" means institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, other than QIBs.

         "Interest Payment Date" means each semiannual Interest Payment Date on June 1 and December 1 of each year, commencing December 1, 1998, in respect of the Notes.

         "Interest Rate Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) in support of the Company's business and not of a speculative nature.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of a guarantee obligation or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described in Section 4.09, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary less (y) the portion (proportionate to the Company's equity interest in such Unrestricted Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time of such redesignation as a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date on which the Notes are originally issued.

         "Legal Holiday" has the meaning assigned to it in Section 11.08.

         "Lien" means any mortgage, pledge, assignment, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "Liquidated Damage" has the meaning assigned to it in the Registration Rights Agreement.

         "Net Available Cash" means, with respect to any Asset Sale, payments in cash or Cash Equivalents received therefrom net of bona fide direct costs of sale, including, but not limited to, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (iii) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (iv) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments or liabilities relating to the Asset Sale retained by the Company or any of its Restricted Subsidiaries, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments, payable by the Company or any of its Restricted Subsidiaries, shall constitute Net Available Cash on such date.

         "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, mean the proceeds of such issuance or sale in the form of cash or Cash Equivalents net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof

         "Non-U.S. Person" means any Person who is not a "U.S. Person," as defined in Rule 902(o) under the Securities Act.

         "Note Register" has the meaning assigned to it in Section 2.03.

         "Notes" has the meaning assigned to it in the recital hereto.

         "Notice of Default" has the meaning assigned to it in Section 6.01.

         "Obligation" has the meaning assigned to it in Section 10.01.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company or any Restricted Subsidiary, as the case may be (or, in the case of any Restricted Subsidiary that is not a corporation, the respective Persons having the duties and authority correlative to the foregoing officers of a corporation).

         "Officers' Certificate" means a certificate signed by two Officers.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

         "Paying Agent" has the meaning assigned to it in Section 2.03.

         "Permitted Holders" means any or all of James C. Richardson, Jr., David
R. Clark and James E. Harris or any Person as to which Messrs. Richardson, Clark and Harris beneficially own, in the aggregate, more than 50% of the Capital Stock of such Person and control than 50% of the Voting Stock of such Person.

         "Permitted Indebtedness" means each of the following:

         (i)   Indebtedness under the Notes, this Indenture and the Guarantees;

         (ii) Indebtedness under the Bank Facility; provided that the aggregate principal amount of Indebtedness outstanding under the Bank Facility at any one time shall not exceed the greater of (a) $75.0 million or (b) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries, plus (ii) an amount equal to the sum of (A) 45% of the book value of inventory of the Company and its Restricted Subsidiaries consisting of ham house raw materials, plus (B) 55% of the book value of inventory of the Company and its Restricted Subsidiaries consisting of bakery raw materials located in Claremont, North Carolina, plus (C) 65% of the book value of inventory of the Company and its Restricted Subsidiaries consisting of raw materials located in Cincinnati, Ohio, plus (D) 55% of the book value of inventory of the Company and its Restricted Subsidiaries consisting of ham house finished goods, plus (E) 50% of the book value of inventory of the Company and its Restricted Subsidiaries consisting of bakery finished goods located in Claremont, North Carolina, plus
(F) 65% of the book value of inventory of the Company and its Restricted Subsidiaries consisting of finished goods located in Cincinnati, Ohio, plus
(iii) 70% of the orderly liquidation value of all equipment of the Company and its Restricted Subsidiaries and the fair market value of all real property of the Company and its Restricted Subsidiaries, provided that at the end of each calendar quarter, the amount in clause (iii) shall be reduced by an amount equal to 1/28th of such amount;

         (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

         (iv) Interest Rate Protection Agreements of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Rate Protection Agreements of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary; provided, however, that (a) such Interest Rate Protection Agreements are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with this Indenture to the extent the notional principal amount of such Interest Rate Protection Agreements does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Agreements relates and
(b) such Interest Rate Protection Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than by reason of fees, indemnities and compensation payable thereunder;

         (v) Indebtedness of a Restricted Subsidiary to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted

Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (vi) Indebtedness of the Company to Restricted Subsidiary for so long as such Indebtedness is held by Restricted Subsidiary, subject to no Lien; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and (b) if as of any date any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

         (vii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of Incurrence;

         (viii) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

         (ix) Refinancing Indebtedness Incurred in respect of Indebtedness originally Incurred pursuant to the second sentence of Section 4.08 or pursuant to this clause (ix) or clause (i) or (ii) of this definition;

         (x) Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding for Capitalized Lease Obligations or for purposes of financing the purchase price or construction cost of equipment, fixtures or similar property; and

         (xi) Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding.

         "Permitted Investment" means any of the following:

         (i) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

         (ii) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

         (iii)  Investments in cash and Cash Equivalents;

         (iv) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1,000,000 at any one time outstanding;

         (v) Interest Rate Protection Agreements entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

         (vi) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

         (vii) consideration other than cash or Cash Equivalents received by the Company or its Restricted Subsidiaries in connection with an Asset Sale made in compliance with Section 4.11; and

         (viii) Investments not to exceed $5,000,000 at any one time outstanding.

         "Permitted Liens" means any of the following:

         (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

         (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law Incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof,

         (iii) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

         (v) easements, rights-of-way zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

         (vii) purchase money Liens to finance property or assets of the Company or a Restricted Subsidiary acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

         (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

         (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof,

         (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Subsidiary, including rights of offset and set-off,

         (xi) Liens securing Interest Rate Protection Agreements which Interest Rate Protection Agreements relate to Indebtedness that is Incurred under this Indenture or the Bank Facility;

         (xii) Liens securing Indebtedness under the Bank Facility or pursuant to clause (xi) of the definition of "Permitted Indebtedness";

         (xiii) Liens existing on the Issue Date and Liens to secure any Refinancing Indebtedness which is Incurred to refinance any Indebtedness which has been secured by a Lien permitted under Section 4.15 and which Indebtedness has been Incurred in accordance with Section 4.08; provided that such new Liens
(A) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (B) do not extend to any property or assets other than the property or assets securing the Indebtedness refinanced or replaced by such Refinancing Indebtedness; and

         (xiv) Liens securing Acquired Indebtedness Incurred in accordance with the second sentence of Section 4.08; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary and (B) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Post-Petition Interest" means all interest accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding (and interest that would accrue but for the commencement of any Insolvency or Liquidation Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

         "Preferred Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

         "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Private Placement Legend" has the meaning assigned to it in Section 2.01.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "Public Equity Offering" means an underwritten primary public offering of any class of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Public Market" means any time after (i) an underwritten Public Equity Offering of the Company has been consummated and (ii) at least 10% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

         "Purchase Agreement" means the purchase agreement relating to the Notes, dated June 4, 1998, among the Company, the Guarantors and the Initial Purchasers.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Record Date" means, for the interest payable on any Interest Payment Date, the date specified in Section 2.11 hereof.

         "Redemption Date" means, when used with respect to any Note or part thereof to be redeemed hereunder, the date fixed for redemption of such Notes pursuant to the terms of the Notes and this Indenture.

         "Redemption Price" means, when used with respect to any Note or part thereof to be redeemed hereunder, the price fixed for redemption of such Note pursuant to the terms of the Notes and this Indenture, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the Redemption Date.

         "Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith); (ii) such Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is Incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Registrar" has the meaning assigned to it in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes, dated June 9, 1998 among the Company, the Guarantors and the Initial Purchasers, in substantially the form of Exhibit J hereto.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Restricted Subsidiary that is not a Restricted Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any Person (other than the Company or a Restricted Subsidiary), or any warrants, rights or options to acquire shares of any class of such Capital Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Special Record Date" means a date fixed by the Trustee pursuant to
Section 2.11 for the payment of Defaulted Interest.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company or a Restricted Subsidiary of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the Guarantees pursuant to a written agreement to that effect.

         "Subordinated Reorganization Securities" has the meaning assigned to it in Section 10.02.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of outstanding shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Successor Company" has the meaning assigned to it in Section 5.01.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of this Indenture.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any officer in the Corporate National Trust Office of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Comm in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that (A) either (1) the Subsidiary to be so designated has total assets of $1,000 or less or (2) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.09 and (B) such Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter, Incur any Indebtedness pursuant to which the lender has recourse to any of the assets or properties of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness pursuant to the second sentence of Section 4.08 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payments at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         SECTION 1.02. Incorporation by Reference of Trust Indenture Act . This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "commission" means the SEC.

         "indenture securities" means the Notes; "indenture security holder" means a Noteholder; "indenture to be qualified" means this Indenture; "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities. All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.03. Rules of Construction Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness;

         (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (h) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

         (9) all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued.

                                    ARTICLE 2

                                    THE NOTES

         SECTION 2.01. Form and Dating (a) The Initial Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit A or Exhibit B hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the certificate of authentication of the Trustee thereon shall be substantially in the form of Exhibit C or Exhibit D hereto, as applicable, which are hereby incorporated in and expressly made a part of this Indenture.

         (b) The Notes may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, (ii) as may be required to comply with this Indenture, any law or any rule of any securities exchange on which the Notes may be listed and (iii) as may be necessary to conform to customary usage. Each Note shall be dated the date of its authentication by the Trustee. The Notes shall be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof, provided that Initial Certificated Notes transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000. Definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which such Notes may be listed, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

         (c) Initial Notes offered and sold to QIBs in reliance on Rule 144A or Non-U.S. Persons in reliance on Regulation S as provided in the Purchase Agreement shall be issued initially in the form of a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit A hereto and shall bear the legends set forth in
Section 2.01(e)(i), Section 2.01(e)(ii) and Section 2.01(e)(iii) hereof (the "Initial Global Note"). Upon issuance, such Initial Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee at its Corporate National Trust Office, as custodian for the Depositary. Owners of beneficial interests in the Initial Global Note shall be entitled to receive physical delivery of Certificated Notes pursuant to Section 2.06(b)(ii). Initial Notes transferred to Institutional Accredited Investors shall be issued in the form of a note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit B hereto and shall bear the legend set forth in Section 2.01(e)(i) hereof, except as provided in Section 2.06(a) (such Notes together with interest in the Initial Global Note that are subsequently transferred or exchanged pursuant to Section 2.06(b)(ii), 2.06(iii), 2.06(b)(iv) or 2.06(c), the "Initial Certificated Notes"). Upon issuance, any such Initial Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon transfer of any Initial Certificated Note to a QIB pursuant to Section 2.06(b)(i) hereof, such Initial Certificated Note may be exchanged for a beneficial interest in the Initial Global Note, except as provided in Section 2.06(c).

         (d) If the Initial Global Note is tendered in a Registered Exchange Offer, it shall be exchanged for a single, permanent global note in definitive, fully registered form, without coupons, substantially in the form set forth in Exhibit C hereto and shall bear the legends set forth in Section 2.01(e)(ii) and
Section 2.01(e)(iv) hereof (the "Exchange Global Note"). Upon issuance, such Exchange Global Note shall be registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided and deposited on behalf of the beneficial owners of the Exchange Notes represented thereby in accordance with the procedures of the Depositary.

         If Initial Certificated Notes are tendered in a Registered Exchange Offer, they will be exchanged for Certificated Notes in definitive, fully registered form, without coupons and without legends, substantially in the form set forth in Exhibit D hereto ("Exchange Certificated Notes"). Upon issuance, any such Exchange Certificated Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided.

         At the option of the Holder thereof, Exchange Notes may be held either in the form of a beneficial interest in the Exchange Global Note or as Exchange Certificated Notes.

         (e) The following legends shall appear on each Global Note and each Certificated Note as indicated below:

             (i) Except as provided in Section 2.06(a) hereof, each Initial Global Note and Initial Certificated Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                  (ii) Each Global Note shall bear the following legend on the face thereof:

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FRESH FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  (iii) The Initial Global Note shall bear the following legend on the face thereof:

                  TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JUNE 9, 1998 AMONG FRESH FOODS, INC., AS ISSUER, THE GUARANTORS LISTED THEREIN, AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                  (iv) The Exchange Global Note shall bear the following legend on the face thereof:

                  TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         SECTION 2.02. Execution and Authentication. The Notes may be issued in two series, a series of Initial Notes and a series of Exchange Notes. The aggregate principal amount of Notes outstanding at any time shall not exceed $125,000,000 except as provided in Section 2.07 hereof The Notes shall be executed on behalf of the Company by its Chief Executive Officer, President, Chief Operating Officer, Treasurer or any Vice President, and shall be attested by the Company's Secretary or one of its Assistant Secretaries, in each case by manual or facsimile signature.

         The Notes shall be authenticated by manual signature of an authorized signatory of the Trustee and shall not be valid for any purpose unless so authenticated.

         In case any officer of the Company whose signature shall have been placed upon any of the Notes shall cease to be such officer of the Company before authentication of such Notes by the Trustee and the issuance and delivery thereof, such Notes may, nevertheless, be authenticated by the Trustee and issued and delivered with the same force and effect as though such Person had not ceased to be such an officer of the Company.

         The Trustee shall, upon receipt of a Company Order requesting such action, authenticate (a) Initial Notes for original issue up to the aggregate principal amount not to exceed $125,000,000 outstanding at any given time, or
(b) Exchange Notes for issue pursuant to a Registered Exchange Offer for Initial Notes in a principal amount equal to the principal amount of Initial Notes exchanged in such Registered Exchange Offer. Such Company Order shall specify the amount of Notes to be authenticated and the date on which, in the case of clause (a) above, the Initial Notes or, in the case of clause (b) above, the Exchange Notes, are to be authenticated and shall further provide instructions concerning registration, amounts for each Holder and delivery.

         Upon the occurrence of any event specified in Section 2.06(c) hereof, the Company shall execute and the Trustee shall authenticate and make available for delivery to each beneficial owner identified by the Depositary, in exchange for such beneficial owner's interest in the Initial Global Note or Exchange Global Note, as the case may be, Initial Certificated Notes or Exchange Certificated Notes, as the case may be, representing Notes theretofore represented by the Initial Global Note or Exchange Global Note, as the case may be.

         A Note shall not be valid or entitled to any benefits under this Indenture or obligatory for any purpose unless executed by the Company and authenticated by the manual signature of one of the authorized signatories of the Trustee as provided herein. Such signature upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered under this Indenture and is entitled to the benefits of this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Any authenticating agent of the Trustee shall have the same rights hereunder as any Registrar or Paying Agent.

         Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.10 together with a written statement (which need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain, pursuant to Section 4.02 hereof, an office or agency where the Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

         The Company shall cause to be kept at such office a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes entitled to be registered or transferred as provided herein. The Trustee, at its Corporate National Trust Office, is initially appointed Registrar for the purpose of registering Notes and transfers of Notes as herein provided. The Company may, upon written notice to the Trustee, change the designation of the Trustee as Registrar and appoint another Person to act as Registrar for purposes of this Indenture. If any Person other than the Trustee acts as Registrar, the Trustee shall have the right at any time, upon reasonable notice, to inspect or examine the Note Register and to make such inquiries of the Registrar as the Trustee shall in its discretion deem necessary or desirable in performing its duties hereunder.

         The Company shall enter into an appropriate agency agreement with any Person designated by the Company as Registrar or Paying Agent that is not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. Prior to the designation of any such Person, the Company shall, by written notice (which notice shall include the name and address of such Person), inform the Trustee of such designation. The Trustee, at its Corporate National Trust Office, is initially appointed Paying Agent under this Indenture. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

         Subject to Section 2.06 hereof, upon surrender for registration of transfer of any Note at an office or agency of the Company designated for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Initial Notes or Exchange Notes, as the case may be, of any authorized denomination or denominations, of like tenor and aggregate principal amount, all as requested by the transferor.

         Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a duly executed instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar, by the Holder thereof or such Holder's attorney duly authorized in writing.

         SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the principal, premium, if any, or any payment of interest or Liquidated Damages, if any, with respect to any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, or interest or Liquidated Damages, if any, when so becoming due.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, or interest or Liquidated Damages, if any, with respect to the Notes, shall notify the Trustee of any default by the Company in making any such payment and at any time during the continuance of any such default, upon the written request of the Trustee, shall forthwith pay to the Trustee all sums held in trust by such Paying Agent.

         The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05.  Global Notes
 . (a) So long as a Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to the Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of such Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         (b) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in such Global Note through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

         (c) Whenever, as a result of an optional redemption of Notes by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes pursuant to the provisions of
Section 2.06(b) or Section 2.06(c) hereof, a Global Note is redeemed, repurchased or exchanged in part, such Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A thereof so that the principal amount of such Global Note will be equal to the portion of such Global Note not redeemed, repurchased or exchanged and shall thereafter return such Global Note to such Holder, provided that each such Global Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         SECTION 2.06. Transfer and Exchange. (a) By its acceptance of any Initial Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Note acknowledges the restrictions on transfer of such Initial Note set forth in the Private Placement Legend and agrees that it will transfer such Initial Note only in accordance with the Private Placement Legend. Upon the registration of transfer, exchange or replacement of an Initial Note not bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of an Initial Note bearing the Private Placement Legend, the Trustee shall deliver an Initial Note or Initial Notes bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in this
Section 2.06(a). If the Private Placement Legend has been removed from an Initial Note, as provided herein, no other Initial Note issued in exchange for all or any part of such Initial Note shall bear such legend, unless the Company has reasonable cause to believe that such other Initial Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee in writing to cause a legend to appear thereon. Each Initial Note shall bear the Private Placement Legend unless and until:

         (i) a transfer of such Initial Note is made pursuant to an effective Shelf Registration Statement, in which case the Private Placement Legend shall be removed from such Initial Note so transferred at the request of the Holder; or

         (ii) there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as may reasonably be requested by the Company confirming that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Initial Note will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence; and upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Initial Note, an Initial Note or Initial Notes (representing the same aggregate principal amount of the Initial Note being exchanged) without such legend.

         (b) Special Transfer Provisions. The following provisions of this paragraph (b) are applicable only to Initial Notes bearing the Private Placement
Legend:

         (i) Transfers to QIBs. If the Holder of an Initial Certificated Note wishes to transfer such Initial Certificated Note to a QIB pursuant to Rule 144A, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such Initial Certificated Note for an equivalent beneficial interest in the Initial Global Note. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of
         (A) such

         Initial Certificated Note, duly endorsed as provided herein, (B) instructions from such Holder directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note to be exchanged, such instructions to contain information regarding the participant account with the Depositary to be credited with such increase and (C) a certificate in the form of Exhibit E attached hereto from the transferor, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and shall instruct the Depositary to increase or cause to be increased such Initial Global Note by the aggregate principal amount of the beneficial interest in the Initial Certificated Note to be exchanged and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Initial Global Note equal to the principal amount of the Initial Certificated Note so canceled;

         (ii) Transfers to Institutional Accredited Investors and Exchange of Interests in Global Notes:

                  (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to an Institutional Accredited Investor or to exchange such interest for an Initial Certificated Note evidencing such interest, such Holder may, subject to the rules and procedures of the Depositary, cause the transfer or exchange of such interest for one or more Initial Certified Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be transferred or exchanged, such instructions to contain the name or names of the designated transferee or transferees, if any, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) in the case of a transfer, (x) a certificate in the form of Exhibit F attached hereto from the transferor, (y) a certificate in the form of Exhibit G attached hereto from the transferee and (z) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged or transferred and to debit or cause to be debited from the account of the Person making such exchange or transfer the beneficial interest in the Initial Global Note that is being exchanged or transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

                  (B) if a Holder of an Initial Certificated Note wishes to transfer such Note to an Institutional Accredited Investor, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit F attached hereto from the transferor, (IV) a certificate in the form of Exhibit G attached hereto from the transferee and (V) such other certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

         (iii)    Transfers to Non-U.S. Persons:

                  (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note to a Non-U. S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions,
                  (II) a certificate in the form of Exhibit H attached hereto from the transferor and (III) a certificate in the form of
                  Exhibit I attached hereto from the transferee, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

                  (B) if a Holder of an Initial Certificated Note wishes to transfer such Note to a Non-U. S. Person pursuant to Regulation S who wishes to take delivery thereof in the form of a Certificated Note, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (1) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions, (III) a certificate in the form of Exhibit H attached hereto from the transferor and (IV) a certificate in the form of Exhibit I attached hereto from the transferee, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above;

         (iv)     Transfers Pursuant to Other Exemptions.

                  (A) If a Holder of a beneficial interest in the Initial Global Note deposited with the Depositary or the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Initial Global Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the rules and procedures of the Depositary, cause the exchange of such interest for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) instructions from the Depositary directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the beneficial interest in the Initial Global Note to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (II) such certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, will instruct the Depositary to reduce or cause to be reduced such Initial Global Note by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Initial Global Note that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount in accordance with the instructions referred to above; and

                  (B) if a Holder of an Initial Certificated Note wishes to transfer such Initial Certificated Note pursuant to another applicable exemption from the registration requirements of the Securities Act, such Holder may, subject to the restrictions on transfer set forth herein and in such Initial Certificated Note, cause the exchange of such Initial Certificated Note for one or more Initial Certificated Notes of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee, as Registrar, at its Corporate National Trust Office of (I) such Initial Certificated Note, duly endorsed as provided herein, (II) instructions from such Holder directing the Trustee, as Registrar, to authenticate and deliver one or more Initial Certificated Notes of the same aggregate principal amount as the Initial Certificated Notes to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Initial Certificated Notes to be so issued and appropriate delivery instructions and (III) such certifications, legal opinions or other information as the Company or the Trustee may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Registrar, shall cancel or cause to be canceled such Initial Certificated Note and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Initial Certificated Notes of the same aggregate principal amount, in accordance with the instructions referred to above.

         The Company shall deliver to the Trustee, and the Trustee shall retain for two years, copies of all documents received pursuant to this Section 2.06(b). The Company shall have the right to inspect and make copies of all such documents at its sole expense at any reasonable time upon the giving of reasonable written notice to the Trustee.

         (c) The Initial Global Note or Exchange Global Note, as the case may be, shall be exchanged by the Company for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, if (i) the Depositary has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 calendar days, or (ii) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 calendar days, or (iii) the

Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of the Initial Global Note or Exchange Global Note, as the case may be, for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be; provided that the principal amount of each of such Initial Certificated Note or Exchange Certificated Note, as the case may be, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee for cancellation. Whenever a Global Note is exchanged in part for one or more Initial Certificated Notes or Exchange Certificated Notes, as the case may be, it shall be surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) hereof. All Initial Certificated Notes or Exchange Certificated Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered, as the Depositary shall instruct the Trustee. Any Initial Certificated Notes issued pursuant to this Section 2.06(c) shall include the Private Placement Legend, except as set forth in Section 2.06(a) hereof.

         (d) Any Initial Notes that are presented to the Registrar for exchange pursuant to a Registered Exchange Offer shall be exchanged for Exchange Notes of equal principal amount upon surrender to the Registrar of the Initial Notes to be exchanged in accordance with the terms of the Registered Exchange Offer; provided that the Initial Notes so surrendered for exchange are accompanied by a letter of transmittal and duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar and duly executed by the Holder thereof or such Holder's attorney who shall be duly authorized in writing to execute such document on behalf of such Holder. Whenever any Initial Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver to the surrendering Holder thereof, Exchange Notes in the same aggregate principal amount as the Initial Notes so surrendered.

         (e) A Holder may transfer a Note only upon the surrender of such Note for registration of transfer. No such transfer shall be effected until, and the transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer in the Note Register by the Registrar. When Notes are presented to the Registrar with a request to register the transfer of, or to exchange, such Notes, the Registrar shall register the transfer or make such exchange as requested if its requirements for such transactions and any applicable requirements hereunder are satisfied. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Certificated Notes at the Registrar's request.

         (f) The Company shall not be required to make and the Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

         (g) No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer of Notes (other than in respect of a Registered Exchange Offer, except as provided in the Registration Rights Agreement).

         (h) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered for such registration of transfer or exchange.

         (i) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a bookentry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of a Global Note shall be limited to transfers in whole and not in part, to the Depositary, its successors, and their respective nominees. Interests of beneficial owners in a Global Note shall be transferred in accordance with the rules and procedures of the Depositary (or its successors), which shall, in the case of the Initial Global Note, include restrictions designed to ensure that the beneficial owners of such Initial Global Note are QIBs.

         SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a
Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or maturity date money sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this

Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery the Company may prepare and the Trustee shall authenticate and deliver temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

         SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company; provided, however, that the Trustee shall not be required to destroy any Notes. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.11. Payment of Interest, Interest Rights Preserved. Interest on any Note which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such interest payment, which shall be the May 15 or November 15 (whether or not a Business Day) immediately preceding such Interest Payment Date.

         Any interest on any Note which is payable, but is not paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and, except as hereinafter provided, such Defaulted Interest, and any interest payable on such Defaulted Interest, may be paid by the Company, at its election, as provided in clause (a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on the Notes and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.1 l(a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 calendar days and not less than 10 calendar days prior to the date of the proposed payment and not less than 10 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the Note Register, not less than 10 calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b); or

         (b) The Company may make payment of any Defaulted Interest, and any interest payable on such Defaulted Interest, on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.11, each Note delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Note, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

         SECTION 2.12. CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

         SECTION 2.13. Transfers, etc. Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

                                    ARTICLE 3

                                   REDEMPTION

         SECTION 3.01. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 7 of the Initial Notes or paragraph 6 of the Exchange Notes, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

         The Company shall give each notice to the Trustee provided for in this
Section 3.01 not less than 30 days nor more than 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.02. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         SECTION 3.03. Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

         The notice shall identify the Notes to be redeemed and shall state:

         (1) the Redemption Date;

         (2) the Redemption Price;

         (3) the name and address of the Paying Agent;

         (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

         (5) if any Global Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, the Global Note, with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unredeemed portion, will be returned to the Holder thereof,

         (6) if any Certificated Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, a new Certificated Note or Certificated Notes in principal amount equal to the unredeemed portion will be issued;

         (7) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

         (8) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; and

         (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.03.

         SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. Deposit of Redemption Price. On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a domestically incorporated Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money in immediately available funds, sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

         So long as the Company complies with the preceding paragraph and the other provisions of this Article 3, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date shall cease to accrue from and after such date and such Notes or portions thereof shall be deemed not to be entitled to any benefit under this Indenture except to receive payment of the Redemption Price on the Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). If any Note called for redemption shall not be so paid upon surrender for redemption, then, from the Redemption Date until such Redemption Price is paid, interest shall be paid on the unpaid principal and premium and, to the extent permitted by law, on any accrued but unpaid interest thereon, in each case at the rate prescribed therefor by such Notes.

         SECTION 3.06. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder of the Note being surrendered (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS

         SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest and Liquidated Damages, if any, then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on the Notes. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Sections 3.05, Section 4.11 or Section 4.14 hereof, or otherwise.

         All payments with respect to a Global Note or a Certificated Note (including principal, premium, if any, interest and Liquidated Damages, if any) the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the account or (in the case of a Global Note) accounts specified by the Holders thereof or, if no such account is specified, by sending via first-class mail, postage prepaid, a check to each such Holders' registered address.

         SECTION 4.02.   Maintenance of Office or Agency
 . The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, which office shall be initially the Corporate National Trust Office designated in the proviso of the definition of "Corporate National Trust Office." The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate National Trust Office of the Trustee, and the Company hereby appoints the Trustee its agent to receive all presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation and any change in the location of any such other office or agency.

         The Company hereby designates the Corporate National Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

         SECTION 4.03. Money for the Notes to be Held in Trust. If the Company, any Subsidiary of the Company or any of their respective Affiliates shall at any time act as Paying Agent with respect to the Notes, such Paying Agent shall, on or before each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto money sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due until such money shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents with respect to the Notes, it shall, prior to 10:00 a.m. New York City time on each due date of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest or Liquidated Damages, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest or Liquidated Damages, if any, and (unless such Paying Agent is the Trustee) the Paying Agent shall promptly notify the Trustee of the Company's action or failure so to act.

         SECTION 4.04. Corporate Existence. Subject to the provisions of Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Restricted Subsidiaries; provided that the Company and any such Restricted Subsidiary shall not be required to preserve the corporate existence of any such Subsidiary or any such right or franchise if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.05. Maintenance of Property. The Company shall cause all Property used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section
4.05 shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous in any material respect to the Holders.

         SECTION 4.06. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or Property of the Company or any of its Subsidiaries and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP or other appropriate provision has been made.

         SECTION 4.07. SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. In addition, the Company will make available, upon request, to any Holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.08. Limitation on Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness (including without limitation, any Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing, in addition to Permitted Indebtedness, the Company or any Restricted Subsidiary may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) immediately after giving effect to such proposed Incurrence, the Consolidated Coverage Ratio of the Company is at least 2.0 to
1.0 for Incurrences on or before June 1, 2000 and 2.25 to 1.0 for all Incurrences thereafter.

         SECTION 4.09. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

         (i) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

         (ii) the Company or such Restricted Subsidiary is not able to Incur, after giving effect to such Restricted Payment, an additional $1.00 of Indebtedness pursuant to the second sentence of Section 4.08; or

         (iii) the aggregate amount of such Restricted Payment and any other Restricted Payments since the Issue Date would exceed the sum of

               (A) 50% of the Consolidated Net Income accrued on a cumulative basis during the period (treated as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or as a capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

               (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); and

               (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary.

         (b)   The provisions of the foregoing paragraph (a) shall not prohibit:

         (i) if no Default or Event of Default shall have occurred and be continuing, any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or capital contribution shall be excluded from the calculation of amounts under clause (3)
(B) of paragraph (a) above;

         (ii) if no Default or Event of Default shall have occurred and be continuing, any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred under Section 4.08; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

         (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, that such dividend shall be included in the calculation of the amount of Restricted Payments; and

         (iv) if no Default or Event of Default shall have occurred and be continuing or would result therefrom, any purchase of any fractional share of Capital Stock of the Company resulting from (A) any dividend or other distribution on outstanding shares of Capital Stock that is payable in shares of such Capital Stock (including any stock split or subdivision of the outstanding Capital Stock of the Company), (B) any combination of all of the outstanding shares of Capital Stock of the Company, (C) any reorganization or consolidation of the Company in any merger of the Company with or into any other Person or (D) the conversion of any securities of the Company into shares of Capital Stock of the Company; provided, however, that such purchases shall be included in the calculation of the amount of Restricted Payments.

         SECTION 4.10. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary:

         (a) to pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by the profits of the Company or such Restricted Subsidiary or pay any Indebtedness owed to the Company,

         (b) to make any loans or advances to the Company or to any Restricted Subsidiary or

         (c) to transfer any of its property or assets to the Company or to any Restricted Subsidiary, except any encumbrance or restriction existing under or by reason of

             (i)   the Bank Facility as in effect on the Issue Date;

             (ii)  the Notes, this Indenture or the Guarantees;

             (iii) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

             (iv) Refinancing Indebtedness Incurred pursuant to an agreement referred to in clause (i) (ii) or (iii); provided, however, that the encumbrances and restrictions contained in any such refinancing agreement are no less favorable to the Noteholders than encumbrances and restrictions contained in such agreements governing the Indebtedness being refinanced;

              (v) customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

              (vi) security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

              (vii) applicable law.

         SECTION 4.11. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

         (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Sale (which fair market value shall be determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $1,000,000) and at least 75% of the consideration received therefor by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and is received at the time of such sale and

         (ii) an amount equal to 100% of the Net Available Cash from such Asset Sale is applied by the Company (or such Restricted Subsidiary, as the case may be) within 270 days from the date of such Asset Sale either:

              (A) to prepay, repay, redeem or purchase any Indebtedness that by its terms is not subordinate to the Notes or any Guarantee and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility; and

              (B) to:

                  (1) make an investment in properties or assets that
              replace the properties or assets that were the subject of such Asset Sale or in properties or assets that will be used in a Related Business or

                  (2) acquire the Capital Stock of a Person that
              becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock; provided that such Person is, at the time it becomes a Restricted Subsidiary, engaged in a Related Business; or

              (C) a combination of prepayment and investment permitted by clauses (A) and (B).

              (b) Any Net Available Cash not applied within 270 days after the consummation of an Asset Sale as provided in clauses (A), (B) or
         (C) of paragraph (a) above will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to an Holders (an "Asset Sale Offer"), to purchase, on a pro rata basis the principal amount of Notes equal in amount to the Excess Proceeds (and not just the amount thereof that exceeds $5.0 million) (the "Asset Sale Offer Amount"), at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon to the date of purchase (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the procedures set forth in this Indenture, and in accordance with the following standards:

                  (i) If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis, based on the principal amount of Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

                  (ii) If the aggregate principal amount of Notes tendered pursuant to such Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds following the completion of the Asset Sale Offer for general corporate purposes (subject to the other provisions of this Indenture).

         Upon completion of an Asset Sale Offer, the amount of Excess Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Sale.

              (c) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 below, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Available Cash for purposes of this covenant.

              (d) If at any time any non-cash consideration received by the Company or any Subsidiary in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Available Cash thereof shall be applied in accordance with this covenant.

              (e) Within 30 calendar days after the date the amount of Excess Proceeds exceeds $5.0 million, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first-class mail, postage prepaid, a notice prepared by the Company stating:

                  (i)    that an Asset Sale Offer is being made pursuant to this
         Section 4.11 and that all Notes that are timely tendered will be accepted for payment, subject to proration if the amount of Excess Proceeds is less than the aggregate principal amount of all Notes timely tendered pursuant to the Asset Sale Offer;

                  (ii) the Asset Sale Offer Amount, the amount of Excess Proceeds that are available to be applied to purchase tendered Notes, and the date Notes are to be purchased pursuant to the Asset Sale Offer (the "Asset Sale Purchase Date"), which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

                  (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Asset Sale Offer Amount with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Purchase Date;

                  (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Asset Sale Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

                  (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Asset Sale Purchase Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Asset Sale Offer;

                  (vii) that any Holder electing to have Notes purchased pursuant to the Asset Sale Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof,

                  (viii) if Certificated Notes have been issued hereunder, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof,

                  (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

             (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.11.

         (f) On the Asset Sale Payment Date, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Asset Sale Offer and Section 4.11(e) hereof, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Asset Sale Offer Amount in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. Subject to the provisions of Section 4.01, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the Asset Sale Offer Amount for such Notes or portions thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Asset Sale Purchase Date. For purposes of this Section 4.11, the Trustee shall act as the Paying Agent.

         (g) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note, a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         (h) Upon surrender of a Global Note that is purchased in part, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note, as provided in Section 2.05(c) hereof.

         (i) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.11. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4. 11 by virtue thereof.

         SECTION 4.12. Limitation on Affiliate Transactions . (a) Except for transactions entered into or existing prior to the Issue Date, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof:

             (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

                  (ii) if such Affiliate Transaction involves an amount in excess of $500,000, (A) are set forth in writing and (B) have been approved by a majority of the disinterested members of the Board of Directors; and

                  (iii) if such Affiliate Transaction involves an amount in excess of $3,000,000, been determined by a nationally recognized investment banking or accounting firm having experience in such matters to be fair, from a financial point of view, to the Company and its Restricted Subsidiaries.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit:

                  (i)   any Restricted Payment permitted to be paid pursuant to
Section 4.09;

                  (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or similar employee benefit plans or arrangements approved by the Board of Directors;

                  (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

                  (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $1,000,000 in the aggregate outstanding at any one time;

                  (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; and

                  (vi) any Affiliate Transaction (x) between the Company and a Restricted Subsidiary or (y) between Restricted Subsidiaries; provided that, no Affiliate of the Company other than a Restricted Subsidiary owns any Capital Stock in or otherwise has a material financial interest in any such Restricted Subsidiary.

         SECTION 4.13. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries . The Company shall not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except to the Company or a Restricted Subsidiary; provided, however, that this covenant will not prohibit the sale of 100% of the shares of the Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary effected in accordance with Section
4.11 and Section 5.01.

         SECTION 4.14. Change of Control. (a) Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes pursuant to the offer described in Section 4.14(b) hereof (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase

Price") in cash equal to 101% of the aggregate principal amount of such Notes (or portions thereof) to be redeemed plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the purchase date (the "Change of Control Payment Date") (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment
Date):

         (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50.0% of the total voting power of the Voting Stock of the Company;

         (ii) the Company merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation and/or (2) cash, securities or other property in an amount which could be paid by the Company as a Restricted Payment under Section 4.09 and (y) immediately after such transaction no "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than the Permitted Holders) is the "beneficial owner" (as defined in Rules 13d-3 and l3d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (1) 50.0% or more of the voting power of the Voting Stock of the surviving or transferee corporation on a fully diluted basis, after giving effect to the conversion or exercise of all outstanding warrants, options and other securities of such surviving or transferee corporation, convertible into or exercisable for Voting Stock of such surviving or transferee corporation (whether or not such securities are then currently convertible or exercisable) and (2) a greater percentage of the voting power of the Voting Stock of such surviving or transferee corporation calculated on such fully diluted basis, than the percentage beneficially owned by the Permitted Holders; or

         (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to this Section 4.14, and that all Notes that are timely tendered will be accepted for payment;

                  (ii) the Change of Control Purchase Price, and the Change of Control Payment Date, which date shall be a Business Day no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;

                  (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

                  (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

                  (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof,

                  (viii) if Certificated Notes have been issued, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof,

                  (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                  (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 4.14.

         (c) On the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so tendered together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. Subject to the provisions of Section 4.01 hereof, the Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder or portions thereof so accepted for payment the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

         (d) Upon surrender and cancellation of a Certificated Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

         Upon surrender of a Global Note that is purchased in part pursuant to a Change of Control Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) hereof.

         (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof

         SECTION 4.15. Limitation on Liens. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or of any Restricted Subsidiary, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, other than Permitted Liens, unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Notes are equally and ratably secured.

         SECTION 4.16.  Compliance Certificate
 . The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 4.17. Waiver of Stay, Extension or Usury Laws . The Company and each of the Guarantors will not at any time, to the extent that they may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Note from paying all or any portion of the principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and, to the extent that they may lawfully do so, the Company and the Guarantors hereby expressly waive all benefit or advantage of any such law and expressly agree that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 4.18. Investment Company Act. None of the Company or its Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

         SECTION 4.19. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE 5

                                SUCCESSOR COMPANY

         SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with or into any Person (other than the consolidation or merger of a Restricted Subsidiary with another Restricted Subsidiary or into the Company), or sell, assign, convey, transfer, lease or otherwise dispose of (or permit any Subsidiary to sell, assign, convey, transfer, lease or otherwise dispose of), in one transaction or a series of transactions, all or substantially all its assets (determined on a consolidated basis for the Company and its Subsidiaries) to, any Person, unless:

                  (i) the Company, in the case of a transaction involving the Company, or such Restricted Subsidiary in the case of a transaction involving a Restricted Subsidiary, shall be the resulting, surviving or transferee Person or the resulting, surviving or transferee Person (in either case, the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or such Restricted Subsidiary) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, or the obligation of such Restricted Subsidiary under its Guarantee, as the case may be;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company as a result of such transaction as having been Incurred by such Successor Company at the time of such transaction), no Default shall have occurred and be continuing,

                  (iii) immediately after giving effect to such transaction, the Company, if the transaction involves a Restricted Subsidiary, or the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to the second sentence of Section 4.08,

                  (iv) in the case of a transaction involving the Company, immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction;

                  (v) if, as a result of any such transaction, property or assets of the Company or a Restricted Subsidiary would become subject to a Lien securing Indebtedness not excepted from the provisions of this Indenture described above under Section 4.15, the Company, any such Restricted Subsidiary or the Successor Company, as the case may be, shall have secured the Notes and the relevant Guarantees, as required by such provisions; and

                  (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          (b) the Successor Company shall be the successor to the Company or such Restricted Subsidiary, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary under this Indenture, but the predecessor Company or Restricted Subsidiary in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

         SECTION 6.01. Events of Default. The term "Event of Default," wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such event, and whether it shall be voluntary or involuntary, or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the Company defaults in any payment of interest on or Liquidated Damages with respect to any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

         (b) the Company (i) defaults in the payment of the principal of, or premium, if any, on any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes, whether or not such redemption or purchase shall be prohibited by Article 10;

         (c) the Company fails to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 4.08, 4.09, 4.11, 4.14 and 5.01;

         (d) the Company fails to comply with any of its other agreements or covenants in or provisions of the Notes or this Indenture and such failure continues for 30 days after the notice specified below;

         (e) Indebtedness of the Company or any Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000 or its foreign currency equivalent at the time;

         (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order (A) adjudging the Company or any Subsidiary of the Company a bankrupt or insolvent, or (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of, or in respect of, the Company or any Subsidiary of the Company under any Bankruptcy Law, or (C) appointing a Custodian of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or (D) ordering the winding-up or liquidation of the affairs of the Company or any Subsidiary of the Company, and in each case, the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days; or

         (g) (i) the commencement by the Company or any Subsidiary of the Company of a voluntary case or proceeding under any Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Subsidiary of the Company in an involuntary case or proceeding under any Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Subsidiary of the Company; or (iii) the filing by the Company or any Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law; or

(iv) the consent by the Company or any Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or any Subsidiary of the Company or of any substantial part of the Property of the Company or any Subsidiary of the Company, or (v) the making by the Company or any Subsidiary of the Company of an assignment for the benefit of creditors; or (vi) the admission by the Company or any Subsidiary of the Company in writing of its inability to pay its debts generally as they become due; or
(vii) the approval by stockholders of the Company or any Subsidiary of the Company of any plan or proposal for the liquidation or dissolution of the Company or any Subsidiary of the Company; or (viii) the taking of corporate action by the Company or any Subsidiary of the Company in furtherance of any such action; or

         (h) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against the Company or any Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

         (i) the Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or any Guarantor denies or disaffirms its obligations under its Guarantee.

         A Default under clause (d) or (h) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (c), (e) or (i) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d) or (h), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in principal amount of the Notes by written notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest and Liquidated Damages, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and interest and Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs, the principal of, premium, if any, and interest and Liquidated Damages, if any, on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the Notes by notice to the Trustee and the Company may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest and Liquidated Damages, if any, that has become due solely because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. The Company covenants that if an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest (and Liquidated Damages, if any) at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee pursuant to Section 7.07 hereof.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any or interest or Liquidated Damages, if any, on a Note (except a payment default resulting from an acceleration that has been rescinded) or (ii) in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected.

         SECTION 6.05. Control by Majority. The Holders of not less than a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes unless:

         (a) the Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

         (b) the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense to be Incurred in compliance with such request;

         (d) the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

         (e) the Holders of a majority in principal amount of the Notes have not given the Trustee a direction inconsistent with the request during such 60-day period.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         SECTION 6.07. Rights of Holders To Receive Payment . Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or the Redemption Dates or purchase dates provided for therein or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing on the Notes for principal, premium, if any, and interest and Liquidated Damages, if any, and, to the extent that payment of such interest shall be legally enforceable, interest upon the overdue principal (and premium, if any) and upon Defaulted Interest (and Liquidated Damages, if any) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to Noteholders for amounts due and unpaid on the Notes for principal of, premium, if any, and interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  THIRD: to the Company.

         The Trustee may fix a Record Date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such Record Date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

         SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     TRUSTEE

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                           (1) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d)      the Trustee shall not be liable for interest on any money

                  received by it except as the Trustee may agree in writing with the Company.

         (e) money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold


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

the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 7.06. Reports by Trustee to Holders . As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) Incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense of the claim; provided that the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel if the actual or potential defendants in, or the targets of, any such claim include both the Trustee and the Company and the Trustee shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Company. The Trustee will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment with respect to any claim in respect of which indemnification may be sought hereunder. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest and Liquidated Damages, if any, on particular Notes.

         The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

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

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of not less than a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if.

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of not less than 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets (including the trust created by this Indenture) to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been



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


authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee, and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company . The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         SECTION 7.12. Trustee's Application for Instructions from the Company . Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, be set forth in writing and shall state any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer of the Company actually receives such application, unless any such Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01.  Discharge of Liability on Notes; Defeasance. (a) When

                           (i)  the Company delivers to the Trustee all
                  outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or

                           (ii) all outstanding Notes have become due and
                  payable, whether at Stated Maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at Stated Maturity or upon redemption all outstanding Notes, including interest accrued and unpaid thereon to Stated Maturity or such Redemption Date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate:

                  (i) all its obligations under the Notes and this Indenture ("legal defeasance option") subject to the following which shall survive until otherwise terminated or discharged hereunder:

                           (A) the rights of Holders of outstanding Notes to receive payments in respect of the principal of premium, if any, and interest and Liquidated Damages, if any, on such Notes when payments are due from the trust referred to below,

                           (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.06, 2.07, 2.09,
                           4.02, 4.03 and 4.04 hereof,

                           (C) the Company's obligations under the Registration Rights Agreement,

                           (D) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Company's obligations in connection therewith,

                           (E) Article III hereof, and

                           (F) this Article VIII; or

                  (ii) its obligations under Sections 4.05 through 4.15 and the operation of Section 6.01(c) (but only as it applies to Section 5.01(a)(iii) and (iv)), 6.01(e), 6.01(f), 6.01(g) and
                  6.01(h) or contained in Section 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), and 6.01(i) or because of the failure of the Company to comply with
Section 5.01(a)(iii) and (iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all of its obligations under its Guarantee.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 8.04, 8.05 and 8.06 shall survive.

         SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if

         (a) the Company irrevocably deposits in trust with the Trustee money or
U. S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

         (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal of, premium, if any, and interest and Liquidated Damages, if any, when due on all the Notes to Stated Maturity or redemption, as the case may be;

         (c) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(f) or (g) with respect to the Company occurs which is continuing at the end of the period;

         (d) the deposit does not result in a breach or violation of, or constitute a default under any other agreement or instrument binding on the Company or any of its Subsidiaries and is not prohibited by Article 10;

         (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

         (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

         (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (h) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with;

         (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or the Note or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company, the Note or others; and

         (j) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming for the purpose of this clause (j) that all Notes are in default within the meaning of such Act).

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes.

         SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, premium, if any, or interest or Liquidated Damages, if any, that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. Indemnity for Government Obligation. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U. S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U. S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

         SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any
Noteholder:

         (a) to cure any ambiguity, omission, defect or inconsistency;

         (b) to comply with Article 5;

         (c) to provide for uncertificated Notes in addition to or in place of Certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

         (d) to add Guarantees with respect to the Notes or to secure the Notes;

         (e) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

         (f) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

         (g) to make any change that does not adversely affect the rights of any Noteholder.

         After an amendment under this Section 9.01 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

         SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any past Default or compliance with any provisions may also be waived with the consent of the Holders of not less than a majority of the principal amount of Notes then outstanding. However, without the consent of each Noteholder affected, an amendment may not:

         (a) reduce the amount of Notes whose Holders must consent to an amendment;

         (b) reduce the rate of or extend the time for payment of interest on any Note;

         (c) reduce the principal of or extend the Stated Maturity of any Note;

         (d) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

         (e) make any Note payable in money other than that stated in the Note;

         (f) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

         (g) make any change in any Guarantee that would adversely affect the Noteholders.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof

         After an amendment under this Section 9.02 becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Company may, but shall not be obligated to, fix a Record Date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a Record Date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 120 days after such Record Date.

         SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the

Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate and deliver a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment constitutes the legal, valid and binding obligation of the Company and each Guarantor, subject to customary exceptions.

         SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                  GUARANTEES; RELEASE OF GUARANTEES; ADDITIONAL
                                   GUARANTEES

         SECTION 10.01. Guarantees. (a) Each Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

         (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of any Guarantor.

         (c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         (d) Except as expressly set forth in Section 8.01(b), the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, (i) the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of each Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity and (ii) each Guarantor hereby waives any rights such Guarantor may have under Sections 26.7 through 26.9 of the North Carolina General Statutes.

         (e) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal, premium, if any, or interest or Liquidated Damages, if any, on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any or interest or Liquidated damages, if any, on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations,
(ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         (g) Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

         (h) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

         SECTION 10.02. Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 10.03. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

         SECTION 10.04. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 10.05. Limitation of Guarantor's Liability. Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, federal and state fraudulent conveyance laws or any similar federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under this Article 10 shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance under applicable federal, state or foreign law.

         SECTION 10.06. Release of Guarantees. In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor) will be released and relieved of any obligations under its Guarantee or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will not be required to enter into a Guarantee; provided, in each case, that such transaction is carried out pursuant to and in accordance with Section 4.11 and Section 5.01 (if applicable) hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and Opinion of Counsel, to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.11 and Section 5.01 (if applicable) hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Guarantee.

         SECTION 10.07. Additional Guarantees. The Company will cause any Person that shall become a Restricted Subsidiary (an "Additional Guarantor") to concurrently guarantee (an "Additional Guarantee") the Company's obligations under this Indenture and the Notes to the same extent that the Guarantors have guaranteed the Company's obligations under this Indenture and the Notes; provided, however, that each Additional Guarantor will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee only in accordance with Section 10.06 above.

                                   ARTICLE 11

                                  MISCELLANEOUS

         SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

  if to the Company or any Guarantor:

                    Fresh Foods, Inc.
                    P.O. Box 399
                    WSMP Drive
                    Claremont, NC  28610
                    Attention: Chief Financial Officer

   if to the Trustee:

                    State Street Bank and Trust Company
                    Two International Place, 4th Floor
                    Boston, MA  02110
                    Attention: Corporate Trust Administration
                               (Fresh Foods, Inc. 10 3/4% Senior Notes due 2006)

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. Communication by Holders with Other Holders . Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.04. Certificate and Opinion as to Conditions Precedent . Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

         (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. Statements Required in Certificate or Opinion . Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (3) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 11.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of North Carolina. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. Governing Law. (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         (b) Each of the Company and each Guarantor hereby (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York, (ii) waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum, (iii) irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding, (iv) agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon each and may be enforced in the courts of the jurisdiction of which each is subject, respectively, by a suit upon judgment,
(v) agrees that service of process by mail to the addressed specified in Section
11.02 hereof shall constitute personal service of such process on it in any such suit, action or proceeding.

         SECTION 11.10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         SECTION 11.11. Successors. All agreements of the Company and each Guarantor in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.13. Table of Contents, Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         SECTION 11.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.15. Further Instruments and Acts. Upon request of the Trustee, the Company and each Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   FRESH FOODS, INC.,
                                   as Issuer,

                                   By: /s/ David R. Clark
                                      -----------------------------------------
                                      Name:    David R. Clark
                                      Title:   President

                                   BRUNSWICK ASSOCIATES, INC.,
                                   as Guarantor


                                   By: /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   CLAREMONT RESTAURANT GROUP, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By: /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   ELLOREE FOODS, INC.,
                                   as Guarantor


                                   By: /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   FRESH FOODS PROPERTIES, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By: /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   GEORGIA BUFFET RESTAURANTS, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   KNOXVILLE FOODS, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President


                                   MOM `N' POP'S COUNTRY HAM, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President


                                   OAK RIDGE FOODS, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President

                                   SAGEBRUSH, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President

                                   SAGEBRUSH OF SEVIERVILLE, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President


                                   SAGEBRUSH OF TENNESSEE, L.P.,
                                   as Guarantor


                                   By:  Sagebrush of South Carolina, LLC,
                                        Its General Partner

                                   By:  Sagebrush, Inc., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President

                                   SEVEN STARS, INC.,
                                    as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   ST. AUGUSTINE FOODS, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President


                                   TENNESSEE WSMP, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   VIRGINIA WSMP, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   CHARDENT, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President


                                   PIERRE FOODS, LLC,
                                   as Guarantor


                                   By:      FRESH FOODS, INC., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   GEORGIA WSMP, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   KINGSPORT FOODS, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President

                                   MATTHEWS PRIME SIRLOIN, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:  David R. Clark
                                      Title: President

                                   NAPLES FOODS, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:  David R. Clark
                                      Title: President

                                   PRIME SIRLOIN, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:  David R. Clark
                                      Title: President

                                   SAGEBRUSH OF NORTH CAROLINA, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:  David R. Clark
                                      Title: President

                                   SAGEBRUSH OF SOUTH CAROLINA, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:  David R. Clark
                                      Title: President

                                   SPICEWOOD, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President

                                   SOUTH CAROLINA WSMP, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   SUNSHINE WSMP, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   TUMBLEWEED OF PIGEON FORGE, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President


                                   GREENVILLE FOOD SYSTEMS,
                                   INCORPORATED,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   FRESH FOODS SALES, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   SAGEBRUSH DTN, INC.,
                                   as Guarantor


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  Vice President

                                   D&S FOOD SYSTEMS, LLC,
                                   as Guarantor

                                   By:      FRESH FOODS, INC., Sole Member


                                   By:  /s/ David R. Clark
                                      -----------------------------------------
                                      Name:   David R. Clark
                                      Title:  President

                                   STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee,

                                   By:  /s/ Roland S. Gustafsen
                                      -----------------------------------------
                                      Name:   Roland S. Gustafsen
                                      Title:  Assistant Vice President

                                   SCHEDULE A


                               LIST OF GUARANTORS

Brunswick Associates, Inc.

Claremont Restaurant Group, LLC

Elloree Foods, Inc.

Fresh Foods Properties, LLC

Georgia Buffet Restaurants, Inc.

Knoxville Foods, Inc.

Mom `n' Pop's Country Ham, LLC

Oak Ridge Foods, Inc.

Sagebrush, Inc.

Sagebrush of Sevierville, Inc.

Sagebrush of Tennessee, L.P.

Seven Stars, Inc.

St. Augustine Foods, Inc.

Tennessee WSMP, Inc.

Virginia WSMP, Inc.

Chardent, Inc.

Pierre Foods, LLC

Georgia WSMP, Inc.

Kingsport Foods, Inc.

Matthews Prime Sirloin, Inc.

Naples Foods, Inc.

Prime Sirloin, Inc.

Sagebrush of North Carolina, LLC

Sagebrush of South Carolina, LLC

Spicewood, Inc.

South Carolina WSMP, Inc.

Sunshine WSMP, Inc.

Tumbleweed of Pigeon Forge, Inc.

Greenville Food Systems, Incorporated

Fresh Foods Sales, LLC

Sagebrush DTN, Inc.

D&S Food Systems, LLC

                                                                     EXHIBIT A

                           FORM OF INITIAL GLOBAL NOTE

                           FACE OF INITIAL GLOBAL NOTE



                                FRESH FOODS, INC.


No.                                                    CUSIP No.
    -----                                                         -------------

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE),
         (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FRESH FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF JUNE 9,1998, AMONG FRESH FOODS, INC., AS ISSUER, AND THE GUARANTORS LISTED ON ANNEX A HERETO AND STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

                                   GLOBAL NOTE
                   REPRESENTING 10 3/4% SENIOR NOTES DUE 2006


         Fresh Foods, Inc., a Delaware corporation, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on June 1, 2006.


         Interest Payment: Dates: June 1 and December 1, commencing, December 1. 1998.

         Record Dates: May 15 and November 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Fresh Foods, Inc. has caused this Note to be duly executed.

                                           FRESH FOODS, INC.


                                           By:
                                                -------------------------------
                                                Name:
                                                Title:




Attest:
        ------------------------------

Dated:
        ------------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

State Street Bank and Trust Company,
   as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:
        ------------------------------
             Authorized Signatory

                       REVERSE SIDE OF INITIAL GLOBAL NOTE

                                FRESH FOODS, INC.

                                   GLOBAL NOTE
                   REPRESENTING 10 3/4% SENIOR NOTES DUE 2006

         1.       Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 3/4% Senior Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $115,000,000, issued under an indenture dated as of June 9, 1998 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and the guarantors listed on Annex A hereto (collectively, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

         2.       Principal and Interest.

         Fresh Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

         The Company shall pay interest at a rate of 10.75% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 of the Indenture, or otherwise.

         3.       Registration Rights, Liquidated Damages.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 9, 1998, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

         4.       Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

         5.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         6.       Guarantees.

         This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior unsecured basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

         7.       Redemption.

         Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning June 1 of the years indicated below:

         Year                                        Percentage
         ----                                        ----------
         2002                                        105.375%
         2003                                        102.688%
         2004 and thereafter                         100.000%

         In addition, at any time and from time to time prior to June 1, 2001 the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

         8.       Notice of Redemption.

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

         9. Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereto plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         10.      Repurchase at the Option of Holders upon Asset Sale.

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

         11.      The Global Note.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         12.      The Registered Exchange Offer.

         Any Initial Notes represented by this Global Note that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for a Global Note representing Exchange Notes of equal principal amount upon surrender of this Global Note to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

         13.      Transfer and Exchange.

         The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

         14.      Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         15.      Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         16.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 11 thereof).

         17.      Defaults and Remedies.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) a default in the payment of Indebtedness of the Company or any of its Significant Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Company or any of its Significant Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         18.      Individual Rights of Trustee.

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         19.      No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         20.      Authentication.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

         21.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         22.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         23.      Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                                    Fresh Foods, Inc.
                                    PO Box 399
                                    WSMP Drive
                                    Claremont, NC 28610
                                    Attention:  Chief Financial Officer

SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $____________________. The following decreases/increases in the principal amount in denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                Total Principal
                                                Amount at          Notation
                Decrease in     Increase in     Maturity           Made by
Date of         Principal       Principal       Following such     or on
Decrease/       Amount at       Amount at       Decrease/          Behalf of
Increase        Maturity        Maturity        Increase           Trustee
--------        --------        --------        --------           -------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

-------------   -------------   -------------   -------------   -------------

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE


---------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________



---------------------------------          -----------------------------------
Signature of Holder                        Signature Guaranteed:


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

(TM)     In connection with the Change of Control Offer made pursuant to Section
         4.14 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM)   $______________________ ($1,000 in principal amount or an
         integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:
        ----------------------------


-------------------------------               ----------------------------------
Signature of Holder                           Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                                     ANNEX A

                               LIST OF GUARANTORS

Brunswick Associates, Inc.

Claremont Restaurant Group, LLC

Elloree Foods, Inc.

Fresh Foods Properties, LLC

Georgia Buffet Restaurants, Inc.

Knoxville Foods, Inc.

Mom `n' Pop's Country Ham, LLC

Oak Ridge Foods, Inc.

Sagebrush, Inc.

Sagebrush of Sevierville, Inc.

Sagebrush of Tennessee, L.P.

Seven Stars, Inc.

St. Augustine Foods, Inc.

Tennessee WSMP, Inc.

Virginia WSMP, Inc.

Chardent, Inc.

Pierre Foods, LLC

Georgia WSMP, Inc.

Kingsport Foods, Inc.

Matthews Prime Sirloin, Inc.

Naples Foods, Inc.

Prime Sirloin, Inc.

Sagebrush of North Carolina, LLC

Sagebrush of South Carolina, LLC

Spicewood, Inc.

South Carolina WSMP, Inc.

Sunshine WSMP, Inc.

Tumbleweed of Pigeon Forge, Inc.

Greenville Food Systems, Incorporated

Fresh Foods Sales, LLC

Sagebrush DTN, Inc.

D&S Food Systems, LLC

                                                                       EXHIBIT B

                        FORM OF INITIAL CERTIFICATED NOTE

                        FACE OF INITIAL CERTIFICATED NOTE

                                FRESH FOODS, INC.

No.                                                  CUSIP No.
    -------                                                    -----------------

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE),
         (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.

                          10 3/4% SENIOR NOTE DUE 2006

         Fresh Foods, Inc., a Delaware corporation, for value received, hereby promises to pay to ________________, or its registered assigns, the principal amount of ___________, on June 1, 2006.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 1998.

         Record Dates:  May 15 and November 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Fresh Foods, Inc. has caused this Note to be duly executed.

                                             FRESH FOODS, INC.


                                             By:
                                                  ----------------------------
                                                  Name:
                                                  Title:





Attest:
         -------------------------

Dated:
         -------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

State Street Bank and Trust Company,
  as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:
         -------------------------
         Authorized Signatory

                    REVERSE SIDE OF INITIAL CERTIFICATED NOTE

                                FRESH FOODS, INC.

                          10 3/4% SENIOR NOTE DUE 2006

         1.       Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 3/4% Senior Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $115,000,000, issued under an indenture dated as of June 9, 1998 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and the guarantors listed on Annex A hereto (collectively, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

         2.       Principal and Interest.

         Fresh Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

         The Company shall pay interest at a rate of 10.75% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15 as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         If this Note is exchanged in a Registered Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Note is exchanged in a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in exchange for this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Note on such Record Date.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4. 11 or Section 4.14 of the Indenture, or otherwise.

         3.       Registration Rights; Liquidated Damages.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated June 9, 1998, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit J thereto. Such benefits include the right of the Holder to receive Liquidated Damages in the event of a failure on the part of the Company to comply with certain registration covenants, as provided in Section 4 of the Registration Rights Agreement.

         4.       Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

         5.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         6.       Guarantees.

         This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior unsecured basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

         7.       Redemption.

         Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning June 1 of the years indicated below:

         Year                                          Percentage
         ----                                          ----------
         2002                                          105.375%
         2003                                          102.688%
         2004 and thereafter                           100.000%

         In addition, at any time and from time to time prior to June 1, 2001 the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

         8.      Notice of Redemption.

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption. If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

         9.      Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $ 1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         10.      Repurchase at the Option of Holders upon Asset Sale.

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

         11.      The Registered Exchange Offer.

         Any Initial Notes (including this Note) that are presented to the Registrar for exchange pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for Exchange Notes of equal principal amount upon surrender of such Notes to the Registrar in accordance with the terms of the Registered Exchange Offer and the Indenture.

         12.      Transfer and Exchange.

         The transfer of this Note is subject to certain restrictions, including those to which reference is made in the Private Placement Legend. A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

         13.      Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount; provided that Initial Certificated Notes originally purchased by or transferred to Institutional Accredited Investors shall be subject to a minimum denomination of $250,000.

         14.      Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         15.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 11 thereof).

         16.      Defaults and Remedies.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) a default in the payment of Indebtedness of the Company or any of its Significant Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Company or any of its Significant Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 % in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         17.      Individual Rights of Trustee.

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         18.      No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         19.      Authentication.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

         20.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         21.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         22.      Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                                    Fresh Foods, Inc.
                                    PO Box 399
                                    WSMP Drive
                                    Claremont, NC 28610
                                    Attention:  Chief Financial Officer

ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

---------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________


------------------------------------         ----------------------------------
Signature of Holder                          Signature Guaranteed:


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

(TM)     In connection with the Change of Control Offer made pursuant to Section
         4.14 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM)   $______________________ ($1,000 in principal amount or an
         integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:
       ----------------------------


------------------------------------         ----------------------------------
Signature of Holder                          Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                                     ANNEX A


                               LIST OF GUARANTORS

Brunswick Associates, Inc.

Claremont Restaurant Group, LLC

Elloree Foods, Inc.

Fresh Foods Properties, LLC

Georgia Buffet Restaurants, Inc.

Knoxville Foods, Inc.

Mom `n' Pop's Country Ham, LLC

Oak Ridge Foods, Inc.

Sagebrush, Inc.

Sagebrush of Sevierville, Inc.

Sagebrush of Tennessee, L.P.

Seven Stars, Inc.

St. Augustine Foods, Inc.

Tennessee WSMP, Inc.

Virginia WSMP, Inc.

Chardent, Inc.

Pierre Foods, LLC

Georgia WSMP, Inc.

Kingsport Foods, Inc.

Matthews Prime Sirloin, Inc.

Naples Foods, Inc.

Prime Sirloin, Inc.

Sagebrush of North Carolina, LLC

Sagebrush of South Carolina, LLC

Spicewood, Inc.

South Carolina WSMP, Inc.

Sunshine WSMP, Inc.

Tumbleweed of Pigeon Forge, Inc.

Greenville Food Systems, Incorporated

Fresh Foods Sales, LLC

Sagebrush DTN, Inc.

D&S Food Systems, LLC

                                                                       EXHIBIT C

                          FORM OF EXCHANGE GLOBAL NOTE

                          FACE OF EXCHANGE GLOBAL NOTE

                                FRESH FOODS, INC.

No. ____                                             CUSIP No._________________

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO FRESH FOODS, INC. OR A SUCCESSOR THEREOF OR THE REGISTRAR FOR REGISTRATION OF TRANSFER OR EXCHANGE AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS HAS BEEN REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFER OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, AND NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                   GLOBAL NOTE
                   REPRESENTING 10 3/4% SENIOR NOTES DUE 2006

         Fresh Foods, Inc., a Delaware corporation, for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum indicated on Schedule A hereof, on June 1, 2006.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 1998.

         Record Dates: May 15 and November 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Fresh Foods, Inc. has caused this Note to be duly executed.

                                           FRESH FOODS, INC.


                                           By:
                                               -----------------------------
                                               Name:
                                               Title:






Attest:
         --------------------

Dated:
         --------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

State Street Bank and Trust Company,
  as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
         --------------------
         Authorized Signatory

                      REVERSE SIDE OF EXCHANGE GLOBAL NOTE

                                FRESH FOODS, INC.

                                   GLOBAL NOTE
                   REPRESENTING 10 3/4% SENIOR NOTES DUE 2006

         1.       Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 3/4% Senior Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $115,000,000, issued under an indenture dated as of June 9, 1998 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and the guarantors listed on Annex A hereto (collectively, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

         2.       Principal and Interest.

         Fresh Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

         The Company shall pay interest at a rate of 10.75% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         If this Note is issued pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 of the Indenture, or otherwise.

         3.       Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

         4.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         5.       Guarantees.

This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior unsecured basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

         6.       Redemption.

         Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning June 1 of the years indicated below:

         Year                                                 Percentage
         ----                                                 ----------
         2002                                                 105.375%
         2003                                                 102.688%
         2004 and thereafter                                  100.000%

         In addition, at any time and from time to time prior to June 1, 2001 the Company, at its option, may redeem in the aggregate up to 35. 0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

         7.      Notice of Redemption.

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee in select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

         8.      Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof) plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         9.      Repurchase at the Option of Holders upon Asset Sale.

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes, or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

         10.     The Global Note.

         So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

         The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, a Registered Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

         11.      Transfer and Exchange.

         A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture.

         12.      Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         13.      Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 11 thereof).

         15.      Defaults and Remedies.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) a default in the payment of Indebtedness of the Company or any of its Significant Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; (vi) certain undischarged judgments in excess of $5.0 million against the Company or any of its Significant Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or disaffirming its obligations under its Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         16.      Individual Rights of Trustee.

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         17.      No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         18.      Authentication.

         This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

         19.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         20.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         21.      Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                                    Fresh Foods, Inc.
                                    PO Box 399
                                    WSMP Drive
                                    Claremont, NC 28610
                                    Attention:  Chief Financial Officer

SCHEDULE A

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Note shall be $____________________. The following decreases/increases in the principal amount in denominations of $1,000 or integral multiples thereof at maturity of this Note have been made:

                                                Total Principal
                                                Amount at           Notation
                Decrease in     Increase in     Maturity            Made by
Date of         Principal       Principal       Following such      or on
Decrease/       Amount at       Amount at       Decrease/           Behalf of
Increase        Maturity        Maturity        Increase            Trustee


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                                      C-12

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

---------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________


-------------------------------              ---------------------------------
Signature of Holder                          Signature Guaranteed:


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

(TM)     In connection with the Change of Control Offer made pursuant to Section
         4.14 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM)   $______________________ ($1,000 in principal amount or an
         integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:
       -------------------------

--------------------------------             ---------------------------------
Signature of Holder                          Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                                     ANNEX A


                               LIST OF GUARANTORS

Brunswick Associates, Inc.

Claremont Restaurant Group, LLC

Elloree Foods, Inc.

Fresh Foods Properties, LLC

Georgia Buffet Restaurants, Inc.

Knoxville Foods, Inc.

Mom `n' Pop's Country Ham, LLC

Oak Ridge Foods, Inc.

Sagebrush, Inc.

Sagebrush of Sevierville, Inc.

Sagebrush of Tennessee, L.P.

Seven Stars, Inc.

St. Augustine Foods, Inc.

Tennessee WSMP, Inc.

Virginia WSMP, Inc.

Chardent, Inc.

Pierre Foods, LLC

Georgia WSMP, Inc.

Kingsport Foods, Inc.

Matthews Prime Sirloin, Inc.

Naples Foods, Inc.

Prime Sirloin, Inc.

Sagebrush of North Carolina, LLC

Sagebrush of South Carolina, LLC

Spicewood, Inc.

South Carolina WSMP, Inc.

Sunshine WSMP, Inc.

Tumbleweed of Pigeon Forge, Inc.

Greenville Food Systems, Incorporated

Fresh Foods Sales, LLC

Sagebrush DTN, Inc.

D&S Food Systems, LLC

                                                                       EXHIBIT D

                       FORM OF EXCHANGE CERTIFICATED NOTE

                       FACE OF EXCHANGE CERTIFICATED NOTE

                                FRESH FOODS, INC.


No. _____                                                CUSIP No._____________


                          10 3/4% SENIOR NOTE DUE 2006

         Fresh Foods, Inc., a Delaware corporation, for value received, hereby promises to pay to __________________, or its registered assigns, the principal amount of _______________ on June 1, 2006.

         Interest Payment Dates: June 1 and December 1, commencing December 1, 1998.

         Record Dates:  May 15 and November 15.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purposes.

         IN WITNESS WHEREOF, Fresh Foods, Inc. has caused this Note to be duly executed.

                                        FRESH FOODS, INC.

                                        By:
                                             ---------------------------------
                                             Name:
                                             Title:





Attest:
        ----------------------------

Dated:
        ----------------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

State Street Bank and Trust Company,
  as Trustee, certifies that this is one of the Notes referred to in the Indenture.


By:
        ----------------------------
         Authorized Signatory

                   REVERSE SIDE OF EXCHANGE CERTIFICATED NOTE

                                FRESH FOODS, INC.

                          10 3/4% SENIOR NOTE DUE 2006

         1.       Indenture.

         This Note is one of a duly authorized issue of debt securities of the Company (as defined below) designated as its "10 3/4% Senior Notes Due 2006" (herein called the "Notes") limited in aggregate principal amount to $115,000,000, issued under an indenture dated as of June 9, 1998 (as amended or supplemented from time to time, the "Indenture") among the Company, as issuer, and the guarantors listed on Annex A hereto (collectively, the "Guarantors"), and State Street Bank and Trust Company, as trustee (the "Trustee," which term includes any successor trustee under the Indenture). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and each Holder and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Note contained herein does not purport to be complete and is qualified by reference to the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. All capitalized terms used in this Note which are not defined herein shall have the meanings assigned to them in the Indenture.

         The Indenture restricts, among other things, the Company's ability to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, sell stock of Restricted Subsidiaries, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company or enter into certain transactions with affiliates. The Indenture permits, under certain circumstances, Restricted Subsidiaries of the Company to be deemed Unrestricted Subsidiaries and thus not subject to the restrictions of the Indenture.

         2.       Principal and Interest.

         Fresh Foods, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Note to the Holder hereof on June 1, 2006.

         The Company shall pay interest at a rate of 10.75% per annum, from the Issue Date or from the most recent Interest Payment Date thereafter to which interest has been paid or duly provided for, semiannually in arrears on June 1 and December 1 of each year, commencing on December 1, 1998, in cash, to the Holder hereof until the principal amount hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Note (or the Note in exchange or substitution for which this Note was issued) is registered at the close of business on the Record Date for interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on May 15 or November 15, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Each payment of interest in respect of an Interest Payment Date will include interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

         If this Note is issued pursuant to a Registered Exchange Offer on or prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest on the equivalent principal amount of the Initial Note in exchange for which this Note was issued, up to but not including the date of issuance of this Note, shall be paid on the first Interest Payment Date for this Note to the Holder of this Note on the first Record Date with respect to this Note. If this Note is issued pursuant to a Registered Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to the equivalent principal amount of the Initial Note in exchange for which this Note was issued and any accrued and unpaid interest on this Note through the day before such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of such Initial Note on such Record Date.

         To the extent lawful, the Company shall pay interest on overdue principal, overdue premium, Defaulted Interest and overdue Liquidated Damages (without regard to any applicable grace period) at the interest rate borne on this Note. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its maturity, as a result of the Company's obligations pursuant to Section 3.05, Section 4.11 or Section 4.14 of the Indenture, or otherwise.

         3.       Method of Payment.

         The Company, through the Paying Agent, shall pay interest on this Note to the registered Holder of this Note, as provided above. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest and Liquidated Damages, if any, in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal, premium, if any, and interest and Liquidated Damages, if any, shall be paid by check mailed to the registered Holders at their registered addresses; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

         4.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its Affiliates may act as Paying Agent or Registrar, provided that if the Company or such Affiliate is acting as Paying Agent, the Company or such Affiliate shall segregate all funds held by it as Paying Agent and hold them in trust for the benefit of the Holders or the Trustee.

         5.       Guarantees.

         This Note is initially entitled to the benefits of the Guarantees made by the Guarantors listed on Annex A hereto and may thereafter be entitled to Guarantees made by other Guarantors for the benefit of the Holders of Notes. Each present Guarantor has, and each future Guarantor will, irrevocably and unconditionally, jointly and severally, guarantee on a senior unsecured basis the punctual payment when due, whether at Stated Maturity, by acceleration, in connection with a Change of Control Offer, an Asset Sale Offer or redemption, or otherwise, of all obligations of the Company under the Indenture and this Note, whether for payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Notes, expenses, indemnification or otherwise. A Guarantor shall be released from its Guarantee upon the terms and subject to the conditions set forth in the Indenture.

         6.       Redemption.

         Except as set forth in the following paragraph, the Notes are not redeemable at the option of the Company prior to June 1, 2002. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, on at least 30 calendar days, but not more than 60 calendar days, prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the applicable Redemption Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the twelve-month period beginning June 1 of the years indicated below:

         Year                                        Percentage
         ----                                        ----------
         2002                                        105.375%
         2003                                        102.688%
         2004 and thereafter                         100.000%

         In addition, at any time and from time to time prior to June 1, 2001 the Company, at its option, may redeem in the aggregate up to 35.0% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided, however, that at least 65.0% of the original principal amount of the Notes must remain outstanding after each such redemption; and provided, further, that each such redemption shall occur within 60 days of the date of closing of the related Public Equity Offering.

         7.      Notice of Redemption.

         At least 20 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall deliver to the Trustee and send, by first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Note Register, a notice of redemption.

         If fewer than all the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption; provided that the Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000 (Notes in denominations of $1,000 or less may be redeemed only in whole). If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid on such Interest Payment Date to the Holder of the Note on such Record Date. If money in an amount sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest on the Notes or portions thereof to be redeemed on the applicable Redemption Date will cease to accrue.

         8.      Repurchase at the Option of Holders upon Change of Control.

         Upon the occurrence of a Change of Control, each Holder shall have the right in accordance with the terms hereof and the Indenture to require the Company to purchase such Holder's Notes, in whole or in part, in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount of such Notes (or portions thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date).

         Within 30 calendar days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder with a copy to the Trustee. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

         9.       Repurchase at the Option of Holders upon Asset Sale.

         If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company shall, within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of Notes, on a pro rata basis, Notes in an aggregate principal amount equal in amount to the then-existing Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages to the Asset Sale Purchase Date (subject to the right of each Holder of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

         Within 30 calendar days of the date the amount of Excess Proceeds exceeds $5.0 million, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder. The Holder of this Note may elect to have this Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrue interest from and after the Asset Sale Purchase Date.

         10.      Transfer and Exchange.

         A Holder may transfer or exchange Notes as provided in the Indenture and subject to certain limitations therein set forth. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes, fees and expenses required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of Certificated Notes or portions thereof selected for redemption (except, in the case of a Certificated Note to be redeemed in part, the portion of such Certificated Note not to be redeemed) or any Certificated Notes for a period of 15 calendar days before a selection of Notes to be redeemed.

         11.      Denominations.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount.

         12.      Discharge and Defeasance.

         Subject to certain conditions, the Company at any time may terminate some or all of the obligations of the Company and the Guarantors under the Notes, the Guarantees and the Indenture if the Company irrevocably deposits in trust with the Trustee cash or U.S. Government Obligations for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to redemption or maturity, as the case may be.

         13.      Amendment, Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes (which consent may, but need not, be given in connection with any tender offer or exchange offer for the Notes) and (ii) any past Default and its consequences or any compliance with any provisions of the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and contained in the Notes; (ii) to add to the covenants of the Company, for the benefit of the Holders of all of the Notes, or to surrender any right or power conferred on the Company under the Indenture; (iii) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (iv) to secure the Notes; (v) to cure any ambiguity, omission, defect or inconsistency in the Indenture, provided that such actions shall not adversely affect the interests of the Holders of Notes in any material respect; (vi) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (vii) to evidence the agreement or acknowledgment of a Restricted Subsidiary that it is a Guarantor for all purposes under the Indenture (including, without limitation, Article 11 thereof).

         14.      Defaults and Remedies.

         Under the Indenture, Events of Default include: (i) a default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) a default in the payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture), (iii) failure by the Company to observe or perform certain covenants, conditions, agreements or other provisions of the Indenture or this Note (and, in the case of certain covenants, agreements or other provisions, such failure has continued for 30 calendar days after written notice by the Trustee or the Holders of at least 25% in principal amount of the Notes);
(iv) a default in the payment of Indebtedness of the Company or any of its Significant Subsidiaries within any applicable grace period after final maturity or acceleration of such Indebtedness in an amount in excess of $5.0 million in the aggregate; (v) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, (vi) certain undischarged judgments in excess of $5.0 million against the Company or any of its Significant Subsidiaries; or (vii) the Guarantee of any Guarantor ceasing for any reason to be in full force and effect (other than in accordance with the terms of the Indenture) or any Guarantor denying or affirming its obligations under its Guarantee.

         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

         Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the then outstanding Notes, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived, except nonpayment of principal, interest, premium or Liquidated Damages that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         15.      Individual Rights of Trustee.

         Subject to certain limitations imposed by the TIA, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, the Guarantors or their Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

         16.      No Recourse Against Certain Others.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company or such Guarantor. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

         17.      Authentication.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

         18.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

         19.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         20.      Governing Law.

         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

         The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                                    Fresh Foods, Inc.
                                    PO Box 399
                                    WSMP Drive
                                    Claremont, NC 28610
                                    Attention:  Chief Financial Officer

ASSIGNMENT

                    (To be executed by the registered Holder
                  if such Holder desires to transfer this Note)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

---------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


--------------------------------------------------------------------------------
this Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ________________________________ Attorney to transfer this Note on the Note Register, with full power of substitution.

Dated:_________________________


----------------------------------              -------------------------------
Signature of Holder                             Signature Guaranteed:


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                       OPTION OF HOLDER TO ELECT PURCHASE
                             (check as appropriate)

(TM)     In connection with the Change of Control Offer made pursuant to Section
         4.14 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM)   $______________________ ($1,000 in principal amount or an
         integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ___________________________ an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date.

(TM) In connection with the Asset Sale Offer made pursuant to Section 4.11 of the Indenture, the undersigned hereby elects to have

         (TM)     the entire principal amount

         (TM) $_______________ ($1,000 in principal amount or an integral multiple thereof) of this Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _______________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Purchase Date.

Dated:
       -------------------------


-------------------------------              --------------------------------
Signature of Holder                          Signature Guaranteed:

NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

SIGNATURE GUARANTEED: Signature must be guaranteed by an Eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securitites and Exchange Commission Rule 17Ad-15.

                                     ANNEX A


                               LIST OF GUARANTORS

Brunswick Associates, Inc.

Claremont Restaurant Group, LLC

Elloree Foods, Inc.

Fresh Foods Properties, LLC

Georgia Buffet Restaurants, Inc.

Knoxville Foods, Inc.

Mom `n' Pop's Country Ham, LLC

Oak Ridge Foods, Inc.

Sagebrush, Inc.

Sagebrush of Sevierville, Inc.

Sagebrush of Tennessee, L.P.

Seven Stars, Inc.

St. Augustine Foods, Inc.

Tennessee WSMP, Inc.

Virginia WSMP, Inc.

Chardent, Inc.

Pierre Foods, LLC

Georgia WSMP, Inc.

Kingsport Foods, Inc.

Matthews Prime Sirloin, Inc.

Naples Foods, Inc.

Prime Sirloin, Inc.

Sagebrush of North Carolina, LLC

Sagebrush of South Carolina, LLC

Spicewood, Inc.

South Carolina WSMP, Inc.

Sunshine WSMP, Inc.

Tumbleweed of Pigeon Forge, Inc.

Greenville Food Systems, Incorporated

Fresh Foods Sales, LLC

Sagebrush DTN, Inc.

D&S Food Systems, LLC

                                                                       EXHIBIT E

                          FORM OF TRANSFER CERTIFICATE
                              FOR TRANSFER TO A QIB

State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, MA 02110
Attention:  Corporate Trust Administration

         Re: Fresh Foods, Inc. (the "Company") 10 3/4% Senior Notes Due 2006 (the "Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 9, 1998 (as amended and supplemented from time to time, the "Indenture") among the Company, the Guarantors named therein, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $_______________ aggregate principal amount of Notes which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Initial Global Note.

         In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended ("Rule 144A"), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                      Very truly yours,


                                      ------------------------------------
                                      [Name of Transferor]

                                      By:
                                           -------------------------------
                                           Name:
                                           Title:


                                      Date:
                                           -------------------------------


cc:      Fresh Foods, Inc.
         PO Box 399
         WSMP Drive
         Claremont, NC 28610
         Attention:  Chief Financial Officer

                                                                       EXHIBIT F

                 FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO AN
                        INSTITUTIONAL ACCREDITED INVESTOR

State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, MA 02110
Attention:  Corporate Trust Administration

         Re: Fresh Foods, Inc. (the "Company") 10 3/4% Senior Notes Due 2006 (the "Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 1, 1998 (as amended and supplemented from time to time, the "Indenture") among the Company, the Guarantors named therein, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to U.S. $______________ aggregate principal amount of Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note] to effect the transfer of such Notes to an institutional "accredited investor" as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended ("Institutional Accredited Investor").

         In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Notes and (ii) to a transferee that the Transferor reasonably believes is an Institutional Accredited Investor that is acquiring at least $250,000 principal amount of Notes for its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (iii) in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        --------------------------------
                                        [Name of Transferor]

                                        By:
                                            ----------------------------
                                             Name:
                                             Title:


                                        Date:
                                            ----------------------------

cc:      Fresh Foods, Inc.
         PO Box 399
         WSMP Drive
         Claremont, NC 28610
         Attention:  Chief Financial Officer

                                                                       EXHIBIT G

                            FORM OF INVESTMENT LETTER
                     FOR INSTITUTIONAL ACCREDITED INVESTORS


State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, MA 02110
Attention:  Corporate Trust Administration

         Re: Fresh Foods, Inc. (the "Company") 10 3/4% Senior Notes Due 2006 (the "Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 1, 1998 (as amended and supplemented from time to time, the "Indenture") among the Company, the Guarantors named therein, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with our proposed purchase of $___________ aggregate principal amount of Notes, we confirm that:

         1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We understand and agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, (x) that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, (y) that if we should resell, pledge or otherwise transfer such Notes within two years after the later of the date of the original issuance of the Notes and the last date on which the Company or any affiliate (within the meaning of Rule 144 under the Securities Act ("Rule 144")) of the Company was the owner of such Notes (or any predecessor of such Notes), or within three months after we cease to be an affiliate of the Company, such Notes may be resold, pledged or transferred only
(i) to the Company or any Subsidiary thereof, (ii) so long as Notes are eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A") to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A) ("QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act,
(iv) to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act ("Institutional Accredited Investor") that has certified to the Company and the Trustee that it is such an accredited investor and is acquiring the Notes for investment purposes and not for distribution, (v) pursuant to an effective registration statement under the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States, and we will notify any purchaser of the Notes from us of the above resale restrictions, if then applicable. We further understand that, in connection with any transfer of the Notes by us, the Company and the Trustee may request, and if so requested we will furnish, such certificates, legal opinions and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that the Notes will be issued in registered form only and that any certificates issued will bear a legend substantially to the effect set forth in the Indenture.

         2. We are able to fend for ourselves in this transaction, we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment and can afford the complete loss of such investment.

         3. We understand that the minimum principal amount of Notes purchased by an Institutional Accredited Investor is $250,000.

         4. We understand that the Company, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and we agree that if any of the acknowledgments, representations and warranties deemed to have been made by us by our purchase of Notes, for our own account or for one or more accounts as to each of which we exercise sole investment discretion, are no longer accurate, we shall promptly notify the Company and the Trustee.

         5. We are acquiring the Notes purchased by us for investment purposes, and not for distribution, for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we are or such account is an Institutional Accredited Investor.

         6. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,



                                          --------------------------------
                                          [Name of Purchaser]


                                          By:
                                              ----------------------------
                                          Name:
                                          Title:


                                          Date:
                                              ----------------------------



cc:      Fresh Foods, Inc.
         PO Box 399
         WSMP Drive
         Claremont, NC 28610
         Attention:  Chief Financial Officer

                                                                       EXHIBIT H

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                              TO A NON-U. S. PERSON

State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, MA 02110
Attention:  Corporate Trust Administration

          Re: Fresh Foods, Inc. (the "Company") 10 3/4% Senior Notes Due 2006 (the "Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 9, 1998 (as amended and supplemented from time to time, the "Indenture") among the Company, the Guarantors named therein, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         This letter relates to $______________ aggregate principal amount of Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note] to effect the transfer of such Notes in exchange for Initial Certificated Notes.

         In connection with such request, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Securities Act") and does hereby further certify that:

         (1) the offer of the Notes was not made to a person in the United
         States;

         (2) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither the Transferor, nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

         (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b)of Regulation S, as applicable; and

         (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a Restricted Period (as defined in Regulation S) and the provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or (3) or Rule 904(c)(1), as the case may be.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,



                                          --------------------------------
                                          [Name of Purchaser]


                                          By:
                                              ----------------------------
                                          Name:
                                          Title:


                                          Date:
                                              ----------------------------



cc:      Fresh Foods, Inc.
         PO Box 399
         WSMP Drive
         Claremont, NC 28610
         Attention:  Chief Financial Officer

                                                                       EXHIBIT I

                            FORM OF INVESTMENT LETTER
                           FOR REGULATION S PURCHASERS

State Street Bank and Trust Company
Two International Place, 4th Floor
Boston, MA 02110
Attention:  Corporate Trust Administration

         Re: Fresh Foods, Inc. (the "Company") 10 3/4% Senior Notes Due 2006 (the "Notes")

Ladies and Gentlemen:

         Reference is hereby made to the Indenture dated as of June 9, 1998 (as amended and supplemented from time to time, the "Indenture") among the Company, the Guarantors named therein, and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

         In connection with our proposed purchase of $_____________ aggregate principal amount of the Notes which are held [in certificated form in the name of [name of transferor] (the "Transferor")] [through the beneficial interest of [name of transferor] (the "Transferor") in the Initial Global Note], we hereby certify that we are (or we will hold such Notes on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the United States Securities Act of 1933, as amended.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                          Very truly yours,



                                          --------------------------------
                                          [Name of Purchaser]


                                          By:
                                              ----------------------------
                                          Name:
                                          Title:


                                          Date:
                                              ----------------------------

cc:      Fresh Foods, Inc.
         PO Box 399
         WSMP Drive
         Claremont, NC 28610
         Attention:  Chief Financial Officer

                                                                      EXHIBIT J



                        [REGISTRATION RIGHTS AGREEMENT]


                                   [OMITTED]




                                      J-1